UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HUB INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

55 E. Jackson Boulevard, Chicago, Illinois 60604

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

May 11, 2004

     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders (the “Meeting”) of Hub International Limited (the “Corporation”), will be held on Tuesday, May 11, 2004 at 9:30 a.m., Central time, at The Harold Washington Library Center, 400 South State Street, Chicago, IL 60605 for the following purposes:

1.	to receive the financial statements of the Corporation for the fiscal year ended December 31, 2003 together with the independent auditors’ report thereon;

2.	to consider, and if deemed advisable, pass, with or without variation, a special resolution in the form attached as Appendix A to the accompanying Management Information Circular and Proxy Statement (“Proxy Circular and Statement”) authorizing the continuance of the Corporation under the Canada Business Corporations Act (the “Continuance”), as summarized in the Proxy Circular and Statement;

3.	to consider, and if deemed advisable, pass, with or without variation, a resolution in the form attached as Appendix C to the Proxy Circular and Statement repealing the existing by-laws of the Corporation and adopting new by-laws effective upon the Continuance, as described in the Proxy Circular and Statement;

4.	to elect directors for the ensuing year;

5.	to appoint PricewaterhouseCoopers LLP as the Corporation’s independent auditors and to authorize the Audit Committee of the Board of Directors to fix the compensation to be paid to the auditors; and

6.	to transact such other business as may properly come before the Meeting and any adjournment thereof.

     The text of the special resolution approving item 2 above is contained in Appendix A to the accompanying Proxy Circular and Statement. A shareholder who dissents in respect of the Continuance is entitled to be paid the fair value of his or her shares in accordance with Section 185 of the Business Corporations Act (Ontario). Shareholders who wish to dissent should carefully review the section entitled “Right to Dissent” in, and Appendix E to, the accompanying Proxy Circular and Statement.

     You are invited to vote your common shares in any one of the following ways:

1.	VOTE BY MAIL OR FAX:	Complete, sign and return the accompanying proxy in the enclosed postage-paid envelope or by facsimile at 1-416-368-2502;
2.	VOTE BY PHONE:	Call 1-866-271-1207. Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call; or
3.	VOTE BY INTERNET:	Go to http://www.eproxyvoting.com/hub. Use the Internet to vote your proxy. Have your proxy in hand when you access the website.

     Your proxy must be received no later than 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 9:30 a.m. Central time on May 10, 2004) or any adjournment thereof. You can view the Annual Report and Proxy Circular and Statement on our website at www.hubinternational.com

     Regardless of the number of common shares you own, your vote is important! Thank you for your continued interest in our company.

By Order of the Board of Directors,

W. Kirk James
Vice President, Secretary and Chief Corporate Development Officer

Dated: March 30, 2004

PROXY CIRCULAR AND STATEMENT

Unless the context requires otherwise, the “Corporation,” “we,” “our,” and “us,” refer to Hub International Limited and its consolidated subsidiaries.

PROXY SOLICITATION

The information contained in this Proxy Circular and Statement, which is a management information circular under Canadian law, is furnished in connection with the solicitation of proxies to be used at our Annual and Special Meeting of Shareholders (the “Meeting”) to be held on May 11, 2004 at 9:30 a.m., Central time, at The Harold Washington Library Center, 400 South State Street, Chicago, IL 60605, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The enclosed proxy is solicited by or on behalf of our management.

This Proxy Circular and Statement and the accompanying form of proxy is first being mailed on or about April 7, 2004 to our shareholders of record as of the close of business on March 23, 2004 (the “Record Date”). The information contained herein is given as of the Record Date, except where otherwise noted. Shareholders who are unable to be present at the Meeting may vote through the use of proxies or by the other methods for voting described under “Voting of Proxies” below.

The cost of soliciting proxies will be borne by us. We will reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, facsimile, telephone and Internet, certain of our officers and employees may solicit proxies personally or by a means of telecommunication. These persons will receive no compensation for such solicitations beyond their regular compensation.

VOTING OF PROXIES

Proxies executed properly and returned, and not revoked, will be voted at the Meeting. If instructions are given, the proxies will be voted or withheld from voting in accordance with the instructions. If no instructions are given but the proxies are executed properly and returned, and not revoked, the proxies will be voted FOR all of the matters referred to in items (1) to (5) in the accompanying form of proxy, all as stated under the appropriate headings in this Proxy Circular and Statement.

The enclosed form of proxy confers discretionary authority upon the persons named in the proxy with respect to voting on amendments to, or variations of, matters identified in the Notice of Meeting and on other matters that may properly come before the Meeting or any adjournment thereof. At the time of the printing of this Proxy Circular and Statement, management of the Corporation knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters should properly come before the Meeting, the persons named in the enclosed form of proxy will vote on them in accordance with their best judgment.

Shareholders who hold their common shares directly (“Registered Shareholders”) as of the Record Date will find a form of proxy accompanying this Proxy Circular and Statement. Common shares may also be registered in the name of an intermediary such as a bank, trust company, securities dealer or broker or a trustee or administrator of a retirement, savings or similar plan (an “Intermediary”) or in the name of a clearing agency of which the Intermediary is a participant. We have distributed copies of this Proxy Circular and Statement to Intermediaries for distribution to the beneficial owners of our common shares (the “Beneficial Shareholders”) for whom the Intermediaries act and who have not waived their right to receive such materials. Beneficial Shareholders may be forwarded either a proxy already signed by the Intermediary or a voting instruction form to allow them to direct the voting of our common shares they beneficially own.

Registered Shareholders and Beneficial Shareholders may provide their voting instructions in one of three ways: (i) by returning by mail or facsimile the form of proxy or the voting instruction form accompanying this Proxy Circular and Statement; (ii) use of the telephone voting procedures outlined below; or (iii) use of the Internet voting procedures outlined below. Shareholders wishing to appoint another person as a proxy other than the management nominees named on the proxy form may do so by inserting such other person’s name in the blank space provided in the enclosed proxy.

Shareholders wishing to appoint a person as a proxy other than the management nominees named on the proxy form will not be able to do so using the telephonic or Internet voting procedures outlined below. Should a Beneficial Shareholder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Beneficial Shareholder), the Beneficial Shareholder should strike out the names of the persons named in the proxy and insert the Beneficial Shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Beneficial Shareholders should carefully follow the instructions of their Intermediaries and their service companies.

The execution or exercise of a proxy does not constitute a written objection for the purposes of section 185 of the OBCA.

Voting By Mail or Facsimile. A completed, signed and dated form of proxy or voting instruction form may be returned in the postage paid envelopes accompanying them. Shareholders who mail their proxies must ensure that their proxies are received by our transfer agent, CIBC Mellon Trust Company at Proxy Department, 200 Queen’s Quay East, Unit 6, Toronto, Ontario, M5A 4K9 or by facsimile to 1-416-368-2502 no later than 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 9:30 a.m. Central time on May 10, 2004) or any adjournment thereof.

Telephone Voting. A Registered Shareholder may vote by telephone using a touch-tone telephone by dialing the following toll-free number: 1-866-271-1207. Beneficial Shareholders should follow instructions for telephone voting conveyed to them by their Intermediaries. A shareholder will be asked to provide the shareholder’s 12- or 13-digit Control Number in order to verify the shareholder’s identity. (See “Control Numbers” below for more details). Voting instructions are then conveyed by use of touch-tone selections over the telephone. Shareholders may vote by telephone up to 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 9:30 a.m. Central time on May 10, 2004) or any adjournment thereof.

Internet Voting. A Registered Shareholder may vote by Internet by accessing the following website: www.eproxyvoting.com/hub. Beneficial Shareholders should follow instructions for Internet voting conveyed to them by their Intermediaries. The shareholder will be asked to provide the Shareholder’s 12- or 13-digit Control Number in order to verify the Registered Shareholder’s identity (see “Control Numbers” below for more details). Voting instructions are then conveyed electronically by the shareholder over the Internet. Shareholders may vote by Internet up to 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 9:30 a.m. Central time on May 10, 2004) or any adjournment thereof. Information contained in or otherwise accessible through the websites referred to herein does not form a part of this Proxy Circular and Statement. All such website references are inactive textual references only.

Control Numbers. As noted above, in order to vote by telephone or Internet, shareholders will be required to enter a 12- or 13-digit Control Number. The type of Control Number provided to each shareholder will vary depending upon the manner in which the shareholder owns his or her common shares. Registered Shareholders will have received a form of proxy, which contains a 13-digit Control Number located in the bottom left of their proxy card. Most Beneficial Shareholders will receive written instructions from their Intermediaries, which contain a 12-digit Control Number. Some shareholders may own common shares as both a Registered Shareholder and as a Beneficial Shareholder. If you own common shares as both a Registered Shareholder and a Beneficial Shareholder, you will need to vote separately as a Registered Shareholder and as a Beneficial Shareholder, using the applicable Control Number that has been furnished to you for common shares registered in your own name and for common shares you hold beneficially through an Intermediary.

REVOCATION OF PROXIES

A Registered Shareholder who has given a proxy may revoke the proxy by:

(a)	completing and signing a proxy bearing a later date and depositing it with CIBC Mellon Trust Company as described above;

(b)	depositing an instrument in writing executed by the shareholder or by his or her attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited either:

(i)	at our registered office at 8 Nelson Street West, Brampton, Ontario, L6X 4J2 at any time up to and including 4:30 p.m., Central time, on the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or

(ii)	with the chair or secretary of the meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment thereof; or

(c)	any other manner permitted by law.

A Beneficial Shareholder may revoke a voting instruction form or a waiver of the right to receive meeting materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

VOTE REQUIRED

Abstentions and directions to withhold authority are counted as shareholders present in the determination of whether the shareholders represented at the Meeting constitute a quorum. Abstentions are not counted in tabulations of the votes cast on proposals presented to shareholders. Broker non-votes are not counted as present in the determination of whether the shareholders represented at the Meeting constitute a quorum, and brokers are deemed not entitled to vote on proposals for which brokers do not have discretionary authority (non-routine matters). An automated system administered by our transfer agent will be used to tabulate the votes.

VOTING SHARES

As of the Record Date, we had 30,296,988 common shares outstanding. Each common share carries one vote per share at all meetings of shareholders. Each holder of our common shares as of the Record Date will be entitled to vote at the Meeting or any adjournment thereof, either in person or by proxy, except to the extent that such holder has transferred any such shares after the Record Date and the transferee of such shares establishes ownership of them and demands, not later than 10 days before the Meeting, to be included in the list of shareholders entitled to vote at the Meeting, in which case the transferee is entitled to vote such shares. Two shareholders represented in person or by proxy constitute a quorum at any meeting of our shareholders.

To the knowledge of our directors and officers, the only person or company who beneficially owns, directly or indirectly, or exercises control or direction over, securities of the Corporation carrying more than 10% of the voting rights attached to any class of outstanding voting securities is Fairfax Financial Holdings Limited (“Fairfax”). Directly and through certain subsidiaries, Fairfax beneficially owns or controls 32% of our common shares which is comprised of an aggregate of 7,953,966 of our common shares, which represents 26% of our outstanding common shares and common shares issuable upon conversion of $35 million of our subordinated convertible notes (the “Fairfax Notes”), which Fairfax can convert at any time into our common shares at C$17.00 per share. As of the date of this Proxy Circular and Statement, Fairfax had not converted the Fairfax Notes.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

At the Meeting, we will submit our audited consolidated financial statements for the year ended December 31, 2003, and the related report of our independent auditors, to our shareholders. No vote will be taken regarding the financial statements.

REPORTING CURRENCY

All references in this Proxy Circular and Statement to “dollars” or “$” are to U. S. dollars and all references to “C$” are to Canadian dollars.

SUBMITTING YOUR PROPOSALS FOR THE 2005 ANNUAL MEETING

If you would like to submit a proposal for a vote by our shareholders at our 2005 annual meeting of shareholders you must send your proposal to our Secretary at Hub International Limited, 55 East Jackson Boulevard, Chicago, Illinois, 60604. We may omit your proposal from next year’s Proxy Circular and Statement under applicable law if it is not received by our Secretary at the address noted above by December 31, 2004, if the Continuance becomes effective, or March 12, 2005 if the Continuance does not become effective.

If the Continuance does not become effective and you would like to submit a proposal for a meeting of shareholders other than a regularly scheduled annual meeting, the proposal must be received by our Secretary at the address noted above at least 60 days before such meeting.

CONTINUANCE UNDER THE CANADA BUSINESS CORPORATIONS ACT

Shareholders will be asked at the Meeting to consider and, if deemed advisable, to pass a special resolution (the “Continuance Special Resolution”), the text of which is set out in Appendix A to this Proxy Circular and Statement, authorizing the continuance of the Corporation (the “Continuance”) from the Business Corporations Act (Ontario) (the “OBCA”) to the Canada Business Corporations Act (the “CBCA”), subject to regulatory approval. This means that we will continue our corporate existence governed by the laws of the CBCA rather than the OBCA. The Continuance will not affect our share capital in any way.

Reasons for the Continuance

The Continuance will provide us with greater flexibility in the selection of independent directors. Currently, as a corporation organized under the OBCA, a majority of our directors are required to be resident Canadians. Under the CBCA, at least 25% of our directors are required to be resident Canadians.

Since our company was formed in 1998, we have established a strong presence in the northeastern, midwestern and western United States and in the Canadian provinces of Ontario, Quebec and British Columbia. Our strategic plan calls for expansion of our geographic footprint in the U.S. We believe that the international nature of our business requires that we have the flexibility to elect or appoint directors based on merit without the requirement that a majority of directors be resident Canadians.

An additional benefit arising from the Continuance is that under the CBCA, unlike under the OBCA, the Board of Directors may hold any number of meetings at any place in or outside of Canada. The Board believes that the greater flexibility afforded under the CBCA will enable us to schedule meetings in the United States where we have numerous offices. We do not expect to have any material business or tax consequences from the Continuance.

Summary Comparison of Shareholder Rights

The CBCA provides shareholders substantially the same rights as are available to shareholders under the OBCA, including rights of dissent and appraisal, and rights to bring derivative actions and oppression actions. However, there are certain differences between the two statutes and the regulations made thereunder. The following is a summary of certain differences between the OBCA and the CBCA which we consider to be material to shareholders. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and shareholders should consult their legal or other professional advisors with regard to the implications of the Continuance which may be of importance to them.

(a)	Director Residency Requirements. Under the OBCA, a majority of a company’s directors must be resident Canadians. Under the CBCA, subject to certain exceptions which do not currently apply to us, at least 25% of a company’s directors must be resident Canadians.

(b)	Place of Shareholders’ Meetings. Under the OBCA, a shareholders’ meeting may be held at such place in or outside Ontario (including outside Canada) as the directors may determine. Under the CBCA, a shareholders’ meeting may be held at any place in Canada, or at a place outside Canada if such place is specified in the articles of the company. Accordingly, the draft articles of continuance attached as Appendix B to this Proxy Circular and Statement provide that shareholders’ meetings may be held at any place within Canada or the United States.

(c)	Solicitation of Proxies. Under the OBCA, a person who solicits proxies, other than by or on behalf of management of the company, must send a dissident’s proxy circular in prescribed form to each shareholder whose proxy is solicited and certain other recipients. Under the CBCA, proxies may be solicited other than by or on behalf of management of the company without the sending of a dissident’s proxy circular if (i) proxies are solicited from fifteen (15) or fewer shareholders, or (ii) if the solicitation is conveyed by public broadcast, speech or publication containing certain of the information that would be required to be included in a dissident’s proxy circular. Furthermore, under the CBCA, the definition of “solicit” and “solicitation” specifically excludes (i) certain public announcements by a shareholder of how he or she intends to vote and the reasons for that decision, (ii) communications for the purpose of obtaining the number of shares required for a shareholder proposal, and (iii) certain other communications made other than by one or on behalf of management of the company, including communications by one or more shareholders concerning the business and affairs of the company or the organization of a dissident’s proxy solicitation where no form of proxy is sent by or on behalf of such shareholders, by financial and other advisers in the ordinary course of business to shareholders who are their clients, or by any person who does not seek directly or indirectly the power to act as proxy for a shareholder. However, please note that each person subject to these provisions will need to determine whether the proxy requirements of the U.S. securities laws apply to any such communication.

(d)	Record Date for Shareholders’ Meetings. Under the OBCA, where a company fixes a record date for the determination of shareholders entitled to vote at a shareholders’ meeting and a shareholder transfers shares after the record date, the transferee of such shares is entitled to vote such shares at the meeting if the transferee establishes that he or she owns the shares and demands, not later than ten (10) days before the meeting that his or her name be included in the list of shareholders entitled to vote at the meeting. If no record date is fixed and a list of shareholders entitled to vote at the meeting is prepared as of the date (the “deemed record date”) preceding the date on which notice of the meeting is given, a transferee of shares after the deemed record date is entitled to vote such shares under similar circumstances. Under the CBCA, shareholders are entitled to vote only shares held by them on the record date or the deemed record date, as the case may be. Transferees of shares after the record date or the deemed record date, as the case may be, are not entitled to vote the transferred shares at the meeting.

(e)	Telephonic or Electronic Meetings. Under the OBCA, a company’s articles or by-laws need not expressly permit the holding of meetings of shareholders by telephonic or electronic means in order to do so. Under the CBCA, a meeting of shareholders’ may be held by telephonic or electronic means (and shareholders may participate in and vote at the meeting by such means) only if permitted by the articles or by-laws of the company. If a company provides shareholders with a telephonic, electronic or other means of communication that permits all participants to communicate adequately with each other during the meeting, then any person entitled to attend the meeting may participate by such means. In addition, if the company’s by-laws so provide, a meeting of shareholders may be held entirely by such means. It is proposed that our by-laws following the Continuance will permit a meeting of shareholders to be held entirely by such means if the directors so determine. See “Adoption of New By-Law No. 1” below.

(f)	Shareholders Proposals. Under the OBCA, only registered shareholders may submit shareholder proposals relating to matters which the shareholder wishes to raise at a shareholders’ meeting. Under the CBCA, shareholder proposals may be submitted by both registered and beneficial shareholders, provided that (i) the shareholder must have owned, directly or beneficially, for at least six (6) months prior to the submission of the proposal, voting shares at least equal to 1% of the total number of outstanding voting shares of the company or whose fair market value is at least CDN$2,000, or (ii) the proposal must have the support of persons who in the aggregate have owned, directly or beneficially, such number of voting shares for such period.

(g)	Registered Office. Under the OBCA, a company’s registered office must be in Ontario and may be relocated to a different municipality only with shareholder approval. Under the CBCA, a company’s registered office may be at any place in Canada and may be relocated within a province by resolution of the directors. The draft articles of continuance attached as Appendix B to this Proxy and Circular Statement provide that our registered office shall be in Ontario.

(h)	Setting Size of Board. Under the OBCA, the directors of a company can only set the size of the board (within the minimum and maximum specified in the articles) if empowered to do so by a special resolution of the shareholders. Under the CBCA, the directors can do so without such a shareholders’ resolution.

(i)	Access to Information. Shareholders under the CBCA have a right to access to the minutes of meetings at which directors make mandatory disclosure of material interests in transactions and contracts that involve the company.

(j)	Quorum of Directors’ Meetings. Both the CBCA and OBCA state that the quorum for directors’ meetings consists of a majority of directors or the minimum number of directors required by the articles, although the OBCA also stipulates that in no case may quorum be less that two-fifths of the directors or the minimum number of directors. Further, while the OBCA requires that a majority of the directors present be resident Canadians, the CBCA requires that only 25% of the directors present (or at least one if less than four directors are appointed) be resident Canadians.

(k)	Financial Assistance. The OBCA requires disclosure of financial assistance given by a company in connection with the purchase of shares of the company or its affiliates, or to shareholders, beneficial shareholders, directors, officers or employees of the company and its affiliates. The CBCA has no such requirement.

(l)	Short Selling. Under the CBCA, insiders of the company are prohibited from short selling any securities of the company. The OBCA has no such requirement.

(m)	Corporate Records. The OBCA and related Ontario statutes require records to be kept in Ontario. The CBCA permits corporate and accounting records to be kept outside of Canada, although there are still requirements to keep records and books of account within Canada under the Income Tax Act and other statutes administered by the Minister of National Revenue (such as the Excise Tax Act). Companies are also required to provide access to their records at a location in Canada, by computer terminal or other technology.

The Continuance Special Resolution provides that the Board of Directors is authorized, in its sole discretion, to abandon the application for a certificate of continuance, or determine not to proceed with the Continuance, without further approval of our shareholders. In particular, the Board may determine not to present the Continuance Special Resolution at the Meeting or, if the Continuance Special Resolution is presented at the Meeting and approved, may determine not to proceed with completion of the Continuance and filing the articles of continuance under the CBCA. The Board will not proceed with the Continuance if an unacceptable number of our shareholders dissent in respect of the Continuance.

The Continuance Special Resolution requires the approval of at least two-thirds (2/3) of votes cast by shareholders represented in person or by proxy at the Meeting in respect of the Resolution. The Board has determined that the proposed Continuance is in our best interests and the best interests of our shareholders. The Board of Directors unanimously recommends that shareholders vote FOR the Continuance Special Resolution set out in Appendix A to this Proxy Circular and Statement. Unless otherwise directed, the management representatives designated in the accompanying form of proxy intend to vote the common shares represented by such proxy FOR the Continuance Special Resolution.

Articles of Continuance

If the Continuance is approved by shareholders, we intend to file under the CBCA articles of continuance in the form of the draft articles attached as Appendix B to this Proxy Circular and Statement.

Adoption of New By-Law No. 1

The Board has passed a resolution attached as Appendix C (the “By-laws Resolution”) adopting, upon the effective date of the Continuance, amended by-laws in the form attached as Appendix D to this Proxy Circular and Statement (the “CBCA By-Laws”). The CBCA by-laws repeal and replace our existing By-Laws (the “OBCA By-Laws”). The following is a summary of the significant differences between the CBCA By-Laws and the OBCA By-Laws. Reference should be made to the full text of the CBCA By-Laws attached as Appendix D to this Proxy Circular and Statement.

(a)	References to Statutes. References in the OBCA By-Laws to the OBCA and other Ontario statues have been replaced in the CBCA By-Laws with references to the CBCA and the corresponding federal statutes, respectively.

(b)	Electronic Meetings and Other Matters. The CBCA By-Laws contain certain provisions not in the OBCA By-Laws relating to the acceptance of proxies, the execution of instruments and the giving of notice by electronic or certain other means. These provisions are consistent with recent amendments to the CBCA which provide for certain kinds of corporate activity to be conducted electronically. The CBCA By-Laws also provide that the directors who call a meeting of our shareholders may determine that such meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

The shareholders are being asked to ratify the CBCA By-Laws approved by our directors, to be enacted only upon the Continuance of the Corporation under the CBCA. The Board of Directors unanimously recommends that shareholders vote FOR the By-Laws Resolution set out in Appendix C attached. Unless otherwise directed, the management representatives designated in the accompanying form of proxy intend to vote any common shares represented by such proxy FOR the By-Laws Resolution. The By-Laws Resolution requires the approval of a majority of votes cast by shareholders represented in person or by proxy at the Meeting in respect of the resolution.

RIGHT TO DISSENT

Under the provisions of section 185 of the OBCA, a registered shareholder is entitled to send us a written objection to the Continuance Special Resolution. In addition to any other right a holder of common shares may have, when the Continuance becomes effective, a registered shareholder who complies with the dissent procedure under section 185 of the OBCA (a “Dissenting Shareholder”) is entitled to be paid the fair value of the common shares held by him in respect of which he dissents, determined as the close of business on the day before the special resolution is adopted.

The dissent procedure provided by section 185 of the OBCA is summarized in Appendix E to this Proxy Circular and Statement. Holders of common shares who may wish to dissent are referred to such Appendix. A shareholder may only exercise the right to dissent under section 185 of the OBCA in respect of shares that are registered in that shareholder’s name. Failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of the right to dissent.

ELECTION OF DIRECTORS

General

Under our Articles of Incorporation, we are authorized to have between three and ten directors. Each director currently serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. Our Board of Directors is currently comprised of nine directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nomination and Corporate Governance Committee.

Management does not contemplate that any of the proposed nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the management representatives designated in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.

Proposed Directors if Continuance becomes Effective

The nominees listed below are proposed for election as directors in the event that the Continuance is approved by shareholders and becomes effective under the CBCA. Of the nine nominees listed below, all except Stuart Ross and Edward Lyman, Jr. are now directors and have been directors since the dates indicated in the table below. Messrs. Ross and Lyman are residents of the United States.

The nine nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or represented by proxy at the Meeting will be elected as directors effective upon articles of continuance being filed under the CBCA.

Nominees:

		Director	Principal Occupation or Position with the
Name	Age	Since	Corporation and Significant Affiliate

Martin P. Hughes	55	1999	Chairman, Chief Executive Officer
Richard A. Gulliver	48	1998	President
Bruce D. Guthart	48	2001	Chief Operating Officer
Anthony F. Griffiths*	73	1998	Independent Consultant
Paul Murray*	72	1999	President, Pinesmoke Investments Ltd.
Bradley P. Martin	44	2002	Vice-President, Fairfax Financial Holdings Limited
Frank S. Wilkinson*	64	2003	Independent Consultant
Stuart Ross	66	Proposed	Trustee, Hansberger International Institutional Series
Edward W. Lyman, Jr.	61	Proposed	Vice Chair of the Board, Harris Trust and Savings Bank, Chicago

*	Currently a member of the Audit, Compensation and Nominating and Corporate Governance Committees.

Proposed Directors if Continuance does not become Effective

The nominees listed below are proposed for election as directors in the event that the Continuance is not approved or does not become effective by reason of the decision of the Board of Directors or otherwise. Of the nine nominees listed below, all except Scott Ross and Gil Broome are now directors and have been since the dates indicated in the table below. Messrs. Ross and Broome are residents of Canada.

The nine nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Meeting will be elected as directors effective on the date that our Board of Directors determines not to proceed with the Continuance.

Nominees:

		Director	Principal Occupation or Position with the
Name	Age	Since	Corporation and Significant Affiliates

Martin P. Hughes	55	1999	Chairman, Chief Executive Officer
Richard A. Gulliver	48	1998	President
Bruce D. Guthart	48	2001	Chief Operating Officer
Anthony F. Griffiths*	73	1998	Independent Consultant
Paul Murray*	72	1999	President, Pinesmoke Investments Ltd.
Bradley P. Martin	44	2002	Vice-President, Fairfax Financial Holdings Limited
Frank S. Wilkinson*	64	2003	Independent Consultant
Scott Ross	44	Proposed	President, Agri Marketing Corporation
Gil Broome	45	Proposed	President, Northbridge Equity Partners

*	Currently a member of the Audit, Compensation and Nominating and Corporate Governance Committees.

Certain biographical information about each nominee listed above is set out below. For information as to the number of our common shares held by each individual nominated for director please see “Securities Ownership of Management and Certain Beneficial Owners.”

Martin P. Hughes has served as our Chairman, Chief Executive Officer and a director since December 1999. In 1973, Mr. Hughes joined Mack and Parker, Inc. for which he served as Chairman from 1999 to 2001 and as President from 1990 to 1999. Mr. Hughes previously served as Chairman of Assurex International, a worldwide insurance service organization, as director of the Assurex Marketing Group and as a director of the Council of Insurance Agents and Brokers.

Richard A. Gulliver has served as our President and a director since November 1998, as our Chief Operating Officer from December 1999 to January 2004 and as our Chief Executive Officer from January 1999 to December 1999. Prior to joining us, Mr. Gulliver served as President of The Hub Group (Ontario) from 1997 to 1998 and of its subsidiary, Gulliver Insurance Brokers Ltd., from 1986 to 1998. In 1995, Mr. Gulliver and others collaborated to form Insurance Network Solutions Inc., a company for which Mr. Gulliver served as President from 1995 to 1997. Mr. Gulliver holds his designation from the Insurance Institute of Canada and is a Canadian Certified Insurance Broker.

Bruce D. Guthart has served as Chief Operating Officer since January 2004 and a director since August 2001. Mr. Guthart served as our President, U.S. Operations from August 2001 to January 2004. Mr. Guthart is the Chairman of Kaye Insurance Group Inc. (Kaye), one of our subsidiaries, a position he has held since 1997. Upon his appointment as Chief Operating Officer, Mr. Guthart also resigned his positions as President of Kaye, a position he held since its formation in 1993 as well as his position as Chief Executive Officer of Kaye, a position he held since 1996. Mr. Guthart is also the Chairman and Chief Executive Officer of Old Lyme Insurance Company of Rhode Island, Inc. and a director of Old Lyme Insurance Company Ltd., former subsidiaries of Kaye, now owned by Fairfax. Mr. Guthart is a Director of the Council of Insurance Agents and Brokers.

Anthony F. Griffiths has served as a director since December 1998. He is currently an independent business consultant and corporate director. Prior to being an independent consultant, Mr. Griffiths was the Chairman of Mitel Corporation, a telecommunications company, a position he held from 1987 to 1993, and also President and Chief Executive Officer from 1991 to 1993. He is currently a director of various operating subsidiaries of Fairfax and of Alliance Atlantis Communications Inc., Leitch Technology Corporation, QLT Inc. and Russel Metals Inc.

Paul Murray has served as a director since January 1999. He has been President of Pinesmoke Investments Ltd., an investment company based in Toronto, Ontario, since 1985. From 1990 to 1998 Mr. Murray served as President, Secretary and Treasurer of Lockwood Manufacturing Inc. of Brantford, Ontario. Mr. Murray is a chartered accountant.

Bradley P. Martin was elected to our Board of Directors in May 2002. He has served as a Vice President of Fairfax since June 1998. Prior to that, Mr. Martin was a partner at the law firm of Torys LLP in Toronto, Ontario since 1995.

Frank S. Wilkinson was elected to our Board of Directors in May 2003. Mr. Wilkinson was employed by E.W. Blanch Holdings, Inc., a publicly held corporation providing customized risk management solutions from 1969 until 2000, where he held various titles including Executive Vice President before being named Vice Chairman in 1982. Mr. Wilkinson retired from E.W. Blanch in 2000 and is currently an independent business consultant and a director of United Fire Group (NASDAQ: UFCS), a property and casualty insurance company, and several not-for-profit organizations.

Stuart Ross is a nominee for directorship for the first time this year. Mr. Ross is currently a Trustee for the Hansberger Institutional Series, a mutual fund, and is a member of the International Executive Service Corporation (IESC) Advisory Council. He also serves on the board of MicroStrategy (NASDAQ: MSTR), a business intelligence software company, and World Affairs Forum, a non-profit organization. From 1990 to 2000 Mr. Ross served as Corporate Executive Vice-President and Chairman & CEO of Xerox Financial Services (XFS). From 1966 to 1990 Mr. Ross served in a series of positions for Xerox Corporation, including Chief Financial Officer, Vice President of Finance and Corporate Controller. Prior to joining Xerox, Mr. Ross was a Financial Analyst for the Macmillan Publishing Company and a Certificated Public Accountant for Harris, Kerr, Forster & Company.

Edward W. Lyman, Jr. is a nominee for directorship for the first time this year. Mr. Lyman is the Vice Chair of the Board for Harris Trust and Savings Bank, Chicago. Mr. Lyman joined Harris in 1964 and held a succession of posts in the Commercial Banking Department. In 1988, he became Senior Vice President and Director of Community Bank Management of Harris Bankcorp, Inc., and Department Executive, Corporate Banking in 1991. He was elected Senior Executive Vice President of Corporate and Institutional Financial Services in February 1994 and was elected to his current post on July 1, 1995.

Scott Ross is a nominee for directorship if the Continuance does not become effective. Mr. Ross is the President of Agri Marketing Corp., a Canadian corporation that markets animal and pet food ingredients. Mr. Ross is responsible for the company’s overall direction, strategic planning as well as sales and marketing. Mr. Ross has been with Agri Marketing Corp. since 1969 and held several positions with that company prior to his appointment as President in 1992.

Gill Broome is a nominee for directorship if the Continuance does not become effective. Mr. Broome is the President of Northbridge Equity Partners, a Montreal based private equity firm, a position he has held since he joined that company in 2003. Northbridge acquires controlling interests in mid-sized North American growth companies with significant growth prospects and proven management teams. Prior to joining Northbridge, Mr. Broome was the Vice President of Benvest Capital, a Canadian publicly traded merchant bank from 1997 to 2003. Mr. Broome held various financial positions prior to that including, Vice President of CSL Equities and President of Muirfield Consulting Group. Mr. Broome was also a financial consultant at KPMG from 1984 to 1990.

Our Board of Directors unanimously recommends that our shareholders vote FOR each slate of nominees set forth above. Unless otherwise directed, the management representatives designated in the enclosed form of proxy intend to vote any common shares represented by such proxy FOR the applicable slate of nominees set forth above at the Meeting for the election of directors for the ensuing year.

Until such time as the new directors take office upon the satisfaction of the conditions set forth above, our existing directors, consisting of Martin P. Hughes, Richard A. Gulliver, Bruce D. Guthart, R. Craig Barton, Jean Martin, Anthony F. Griffiths, Paul Murray, Bradley P. Martin and Frank S. Wilkinson will continue to serve as our directors.

MANAGEMENT

The names of our executive officers as of December 31, 2003, their ages, and offices currently held are as follows:

Name	Age	Office Currently Held with the Corporation

Martin P. Hughes	55	Chairman and Chief Executive Officer
Richard A. Gulliver	48	President
Bruce D. Guthart	48	Chief Operating Officer
R. Craig Barton	50	President, Canadian Operations
W. Kirk James	48	Vice President, Secretary and Chief Corporate Development Officer
Dennis J. Pauls	43	Vice President and Chief Financial Officer
Jean Martin	57	Vice President
Michael P. Sabanos	47	Director, Mergers and Acquisitions

For biographical information of our executive officers that are also nominees for director please see “Election of Directors.”

R. Craig Barton has served as our President, Canadian Operations since November 2001 and as a director from November 1998 until now. He has been the President and Chief Executive Officer of Barton Insurance Brokers Ltd. (Barton Insurance), one of our subsidiaries, since 1988.

W. Kirk James was appointed as our Chief Corporate Development Officer in January 2004. He has also served as our Vice President and Secretary since December 1999 and as General Counsel from December 1999 to January 2004. Mr. James has practiced law for 22 years and is a member of the Law Society of Upper Canada (Ontario). Prior to joining us, Mr. James was a corporate lawyer and partner with the law firm McKenzie, Lake, in London, Ontario from 1991 to 1999.

Jean Martin has been our Vice President and a director from November 1998 until now. He has served as President of Martin Assurance & Gestion de Risques Inc. (Martin Assurance), one of our subsidiaries, and its predecessor companies, for the past 21 years.

Dennis J. Pauls has served as our Chief Financial Officer and as Vice President since February 1999 and December 1999, respectively. Mr. Pauls served as Chief Financial Officer of The Hub Group (Ontario) Inc. and its subsidiary, Gulliver Insurance Brokers Ltd., from 1991 to 1999, where he participated in planning the initial organization and structure of our company. Mr. Pauls is a chartered accountant.

Michael P. Sabanos has served as our Director of Mergers and Acquisitions since December 2002. Mr. Sabanos has also held the position of Executive Vice President and Chief Financial Officer of Kaye since 1999, and prior to that was its Senior Vice President since joining Kaye in 1996. Mr. Sabanos is also the Executive Vice President and Chief Financial Officer of Old Lyme Insurance Company of Rhode Island, Inc. and a director of Old Lyme Insurance Company, Ltd., former subsidiaries of Kaye Group, Inc., that are now owned by Fairfax.

SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our capital stock, comprised solely of common shares, as of March 15, 2004 held by:

•	all those known by us to be beneficial owners of more than five percent of our outstanding common shares;

•	our executive officers;

•	each of our directors and nominees for director; and

•	all of our executive officers, directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “Securities and Exchange Commission”) that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and investment control with respect to all shares beneficially owned by them.

	Amount and Nature of
Name of Beneficial Owner(1)	Beneficial Ownership	Percent of Class

Fairfax Financial Holdings Limited(2)	10,728,483	32.5
R. Craig Barton(3)	591,963	2.0
Martin P. Hughes(4)	552,165	1.8
Bruce D. Guthart(5)	475,032	1.6
Richard A. Gulliver(6)	430,791	1.4
Jean Martin(7)	230,644	*
Dennis J. Pauls(8)	95,990	*
W. Kirk James(9)	50,700	*
Michael P. Sabanos (10)	18,710	*
Anthony F. Griffiths	4,000	*
Paul Murray	2,000	*
Frank Wilkinson	1,000	*
Brad Martin	—	—
Stuart Ross	—	—
Edward W. Lyman, Jr.	—	—
Scott Ross	—	—
Gil Broome	—	—
Executive officers, directors and nominees as a group	2,452,995	8.0

*	Indicates less than 1%.

(1)	Unless otherwise indicated, the address of such person is c/o Hub International Limited, 55 East Jackson Blvd., Chicago, Illinois, 60604.

(2)	The number of shares shown as beneficially owned was derived from a Schedule 13G dated February 17, 2004 filed with the Securities and Exchange Commission by the listed stockholder. The principal business address and principal office address of Fairfax Financial Holdings Limited is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7. Includes (i) 2,693,497 shares issuable upon the conversion of the Fairfax Notes and (ii) 496,433 shares subject to escrow.

(3)	Includes (i) 86,937 shares allocated under our Executive Share Purchase Plan of which 52,164 shares are not vested and which vest as to 10% of the allocated amount per year while employed, (ii) 247,233 shares subject to escrow restrictions, (iii) 12,610 shares owned by Mr. Barton’s spouse and (iv) 30,887 shares to be issued upon the exercise of stock options exercisable within 90 days.

(4)	Includes (i) 361,731 allocated under our Executive Share Purchase Plan and (ii) 100,000 common shares to be issued upon exercise of stock options exercisable within 90 days.

(5)	Includes (i) 439,526 shares subject to escrow restrictions and (ii) 35,506 shares to issued upon the exercise of stock options exercisable within 90 days.

(6)	Includes (i) 52,444 shares allocated under our Executive Share Purchase Plan of which 31,466 shares are not vested and which vest as to 10% of the allocated amount per year while employed, (ii) 206,370 shares subject to escrow restrictions, (iii) 25,413 shares owned by Mr. Gulliver’s spouse, (iv) 100 shares owned by Mr. Gulliver’s son, (v) 100 shares owned by Mr. Gulliver’s daughter and (vi) 83,334 shares to be issued upon exercise of stock options exercisable within 90 days.

(7)	Includes (i) 6,187 shares allocated under our Executive Share Purchase Plan of which 3,712 are not vested and which vest as to 10% of the allocated amount per year while employed, (ii) 54,110 shares subject to escrow restrictions, (iii) 225 shares owned by Mr. Martin’s spouse, (iv) 200 shares owned by Mr. Martin’s son, and (v) 3,874 shares to be issued upon exercise of stock options exercisable within 90 days.

(8)	Includes (i) 20,055 shares subject to escrow restrictions and (ii) 66,667 shares to be issued upon exercise of stock options exercisable within 90 days.

(9)	Includes (i) 250 shares owned by Mr. James’ spouse, (ii) 100 shares owned by Mr. James’ son, (iii) 100 shares owned by Mr. James’ daughter and (iv) 50,000 shares to be issued upon exercise of stock options exercisable within 90 days.

(10)	Represents 18,710 shares to be issued upon exercise of stock options exercisable within 90 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, our directors, executive officers, and any persons holding more than ten percent of our common shares are required to report to the Securities and Exchange Commission their initial ownership of our shares and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, we believe that during fiscal year 2003, our officers, directors and holders of more than 10 percent of our common shares filed all Section 16(a) reports on a timely basis.

DIRECTOR COMPENSATION

In 2003, non-employee directors were each paid an annual retainer of $25,000 for their services and $500 per meeting attended. Our Board of Directors and management believe that our directors’ compensation is appropriate for the commitment and responsibilities of our directors, is commensurate with compensation paid by companies in our peer group of comparable size, and ensures that we can maintain and attract the best individuals for our Board of Directors. Our directors, other than non-employee directors, are not compensated for their services as directors. Our directors are reimbursed for travel and other out-of-pocket expenses incurred in attending Board or committee meetings or in otherwise being engaged on our business.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

In accordance with applicable law and our by-laws, our business affairs are managed under the direction of our Board of Directors. Our Board held eight meetings during fiscal year 2003. All of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of the Board on which such director served during fiscal year 2003.

The Board has established the following committees to assist the Board in discharging its responsibilities: (i) Audit; (ii) Nominating and Corporate Governance; and (iii) Compensation. The following table identifies the members of our Board who serve on each of these committees.

Nominating and
			Corporate Governance	Compensation
Name	Audit Committee		Committee	Committee

Anthony Griffiths	X	*	X	X
Paul Murray	X	†	X *	X
Frank Wilkinson	X		X	X *

†	Financial Expert

*	Chairperson

Charters for all Board committees and our Corporate Governance Guidelines may be found on the Internet at our website (www.hubinternational.com) or copies can be requested free of charge by writing or calling our Secretary at 55 East Jackson Blvd., Chicago, Illinois, 60604, 1-877-402-6601. The Board will ensure that all committee members meet the applicable independence requirements of each respective committee charter along with any other applicable legal and regulatory requirement.

Currently, all of the members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are independent, as independence is defined in Section 303.01 (B)(2)(a) and (3) and Section 303A.02 of the New York Stock Exchange’s listed Company Manual and unrelated, as unrelated is defined under the Toronto Stock Exchange requirements.

Audit Committee — Our Board of Directors has established an Audit Committee, which will be comprised of at least three directors, all of whom must be independent of management and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment. The Audit Committee met five times during fiscal 2003. The Audit Committee’s primary responsibilities include overseeing our financial reporting process and audits of our financial statements. This responsibility includes oversight of the quality and integrity of our internal controls and procedures; reviewing annual and quarterly financial statements and related management discussion and analysis; monitoring our compliance with legal and regulatory requirements related to financial reporting; engaging the independent auditor; approving independent audit and non-audit services and fees; reviewing the qualifications, performance and independence of our independent auditor; considering the recommendations of the independent auditor; monitoring significant changes in accounting practices; discussing earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies; discussing policies on risk and risk management; evaluating reports of actual or threatened litigation; and examining improprieties or suspected improprieties with respect to accounting and other matters that impact financial reporting. The Audit Committee has the authority to retain outside counsel or experts to assist it in performing its functions.

Nominating and Corporate Governance Committee — Our Nominating and Corporate Governance Committee was established in December 2002 and will be comprised of three directors, all of whom must be independent of management and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment. The Nominating and Corporate Governance Committee met twice during 2003. The primary responsibilities of the Nominating and Corporate Governance Committee include assisting the Board of Directors by actively identifying individuals qualified to become Board members; recommending to the Board of Directors the director nominees for election at the next annual meeting of shareholders; monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; leading the Board and each committee of the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; overseeing compliance with our Code of Business Ethics; and developing, recommending to the Board and administering our Corporate Governance Guidelines, including our response to the rules proposed by the New York Stock Exchange and the guidelines of the Toronto Stock Exchange (the “TSX Guidelines”). The Nominating and Corporate Governance Committee has the authority to retain search firms or other advisors to identify director candidates and the authority to retain outside counsel or experts to assist it in performing its functions.

Compensation Committee — Our Board of Directors has established a Compensation Committee, which will be comprised of at least three directors, all of whom must be independent of management and free of any relationship that in the opinion of the Board of Directors, would interfere with the exercise of their business judgment. The Compensation Committee met four times during 2003. The Compensation Committee’s primary responsibilities include evaluating and making recommendations to our Board of Directors regarding compensation of certain of our executive officers and directors, Equity Incentive Plan, and general policies and programs related to compensation and benefits. The Compensation Committee has the authority to retain outside counsel or experts to assist it in performing its functions.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that it has at least one audit committee financial expert serving on its Audit Committee. Paul Murray has been determined to be such audit committee financial expert, and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The SEC has indicated that the designation of Mr. Murray as an audit committee financial expert does not make him an “expert” for any purpose, impose on him any duties, obligations or liability that are greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board of Directors in the absence of such designation, or affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers has served on the Compensation Committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board of Directors.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES AND GUIDELINES

The Board of Directors has adopted certain Corporate Governance Practices and Guidelines to reflect our commitment to good corporate governance and to comply with the corporate governance standards of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange, the TSX Guidelines and other legal requirements. In furtherance of these goals the Board has adopted charters for each of its Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee. The Nominating and Corporate Governance Committee will periodically review the Corporate Governance Practices and Guidelines and propose modifications to the Board for consideration as appropriate.

The following highlights some of the Board’s Corporate Governance Practices and Guidelines and other corporate governance principles:

Director Responsibilities

Basic Responsibilities

Our business affairs are managed under the direction of the Board, which represents and is accountable to our shareholders. The Board’s responsibilities are active and not passive and include the responsibility to regularly evaluate our strategic direction, management policies and the effectiveness with which management implements its policies.

The basic responsibility of the directors is to act in good faith and with due care so as to exercise their business judgment on an informed basis in what they reasonably and honestly believe to be in our and our shareholders’ best interests. In discharging that obligation, the directors must inform themselves of all relevant information reasonably available to them. Specifically, the duties of the Board include:

•	adopting a strategic planning process that involves the review of strategic business plans, approval of the annual operating budget and the approval of certain capital expenditures, acquisitions and financings;

•	identifying principal risks and implementing risk management systems;

•	establishing succession planning and monitoring the quality and effectiveness of senior management;

•	reviewing our operating procedures, including our internal and external communications policies, and where appropriate, approving the contents of major disclosure documents, including proxy circulars and statements, quarterly reports on Form 10-Q and annual reports on 10-K; and

•	supervising the integrity of our internal control and management information systems, which includes supervising the reliability and integrity of the accounting principles and practices, financial reporting and disclosure practices followed by management.

We have position descriptions for Board members defining their responsibilities and a formal position description for the Corporation’s Chief Executive Officer defining the CEO’s corporate objectives.

Board and Committee Meetings

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee meets as frequently as necessary to properly discharge their responsibilities, with the full Board and the Audit Committee meeting at least four times per year. The Chair of the Board prepares the agenda for each Board meeting. The Chair of the Board initially sets the agenda for the Board meetings and each director is free to suggest the inclusion of items on the agenda.

Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting is, to the extent practical, distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review in detail the provided materials in advance of each meeting.

Meetings of Non-Management Directors

Non-management directors meet without management directors at regularly scheduled executive sessions, typically immediately before or following regularly scheduled Board meetings or on such other dates as they may deem appropriate.

The non-management directors designate a director from among their number to preside at all executive sessions of the non-management directors. The Audit Committee which is comprised solely of non-management directors also meets regularly with our independent auditors without management directors or members of management present.

Board Interaction with Institutional Investors, Research Analysts and Media

As a general rule, management speaks on our behalf. Comments and other statements from the entire Board, if appropriate, are generally made by the Chair of the Board. In normal circumstances, each director will refer all inquiries from third parties to management.

Composition and Selection of the Board

Size and Composition of the Board of Directors

We are authorized to have between three and ten directors. The current size of the Board is nine members. Nine positions on our Board of Directors are to be elected at the Meeting. The Board believes its current and proposed size and composition are appropriate. The Board will assess from time to time whether its size and composition continues to be appropriate.

Board Membership Criteria

Upon the election and appointment of the proposed nominees for director, the Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange or a majority of “unrelated” directors for purposes of the rules and regulations of the Toronto Stock Exchange. Currently, three of nine directors are independent and upon the election of the proposed nominees put forth at the Meeting, five directors out of nine will be considered independent. The Board will monitor its compliance with the New York Stock Exchange, the Toronto Stock Exchange and other legal requirements for director independence on an ongoing basis. Each independent director is expected to notify the Chair of the Nominating and Corporate Governance Committee, as soon as reasonably practicable, in the event that his or her personal circumstances change in a manner that may affect the Board’s evaluation of such director’s independence.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole, and whether the Corporation is being well served by the directors taking into account the director’s independence, age, skills, experience and availability for service to us. The Nominating and Corporate Governance Committee will recommend director nominees to the Board in accordance with the policies and principles in its charter. An invitation to join the Board is extended by the Chair of the Board.

The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but in general, expects qualified candidates will have personal and professional integrity, demonstrated ability and judgment and ample business experience. The Nominating and Corporate Governance Committee will review and consider director nominees recommended by shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.

The Nominating and Corporate Governance Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2004 annual meeting of shareholders. There are two director nominees in each set of nominees for the Meeting who are neither incumbent directors nor executive officers. Stuart Ross and Edward W. Lyman, Jr. were recommended to the Nominating and Corporate Governance Committee by Martin Hughes, the Corporation’s Chief Executive Officer and Chairman of the Board. Scott Ross and Gil Broome were recommended to the Nominating and Corporate Governance Committee by Richard Gulliver, the Corporation’s President and a director.

Shareholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to our Secretary at 55 East Jackson Boulevard, Chicago, Illinois, 60604, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee. Nominations for director made by shareholders must be received by the Secretary at least 120 days prior to the anniversary date of the Corporation’s prior year proxy circular.

Reflection of Interest of Shareholders in Board Composition

Fairfax beneficially owns or exercises control and direction over, directly or indirectly, an aggregate of 32% of our outstanding common shares, assuming conversion of the Fairfax Notes held by Fairfax. Accordingly, Fairfax is considered a “significant shareholder” of the Corporation under the TSX Guidelines. Bradley P. Martin is an officer of Fairfax and therefore considered a related, non-independent director. Anthony F. Griffiths is on the Board of Directors of Fairfax and various operating subsidiaries of Fairfax, however, the Board has determined that he is an unrelated, independent director.

The Board considers that the current Board’s three unrelated directors and the four directors who also serve as our executive officers (all of whom hold a meaningful number or our common shares) and, upon election, the proposed majority independent Board will ensure that the views of shareholders other than the significant shareholder are brought to and considered by the Board.

Membership on Other Boards

Directors must inform the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on the Board of Directors of another public company. No member of the Audit Committee may serve as the member of the Audit Committee for more than three public companies.

Changes in Current Job Responsibility

A director, including an employee director, who retires from or changes the job or the principal responsibility that he or she held when he or she was elected to serve on the Board is required to inform the Board of such retirement or change in order to give the Board an opportunity, through the Nominating and Corporate Governance Committee, to review whether it is appropriate for such director to continue to be a member of the Board under these circumstances.

Term Limits

The Board has not established any term limits to an individual’s membership on the Board. As an alternative to term limits, the Nominating and Corporate Governance Committee, as part of its annual assessment of the composition of the Board, reviews a director’s continuation on the Board.

Director Access to Officers, Employees and Independent Advisors

Access to Management and Employees

Our directors have full and unrestricted access to our officers and employees.

Access to Independent Advisors

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any of our officers in advance. We will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

Internal Reporting

The Audit Committee encourages communication through HUB-Edge, a third-party toll-free hotline at 1-877-HUB-EDGE, which provides confidential submission to and receipt by the Audit Committee of complaints and concerns by officers and employees regarding accounting and auditing matters and of reports regarding internal alleged violations of our ethics policies and any other policies or applicable laws. Our senior management is encouraged to initiate direct contact with the Chair of the Audit Committee if they believe that there is a matter regarding financial reporting that should be brought to the attention of the Board.

Director Orientation and Continuing Education

All new directors must be provided with our Corporate Governance Guidelines and will participate in our orientation initiatives as soon as practicable after the annual meeting of shareholders at which such directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues and compliance programs, as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend any orientation initiatives.

The Nominating and Corporate Governance Committee and members of our senior management as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders may communicate with our directors by calling HUB-Edge, at 1-877-HUB-EDGE. All shareholder messages related to the Corporation’s accounting or auditing matters submitted through HUB-Edge will be forwarded directly to the Board of Directors. Shareholders may also contact the Board or any of its members by writing to Hub International Limited, 55 East Jackson Blvd., Chicago, Illinois, 60604. All correspondence directed to a particular Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to the Chairman of the Board.

All Board members are encouraged, but not required, to attend our annual meeting of shareholders. Last year, all nine Board members attended our annual meeting of shareholders.

CODE OF ETHICS & BUSINESS CONDUCT

In fiscal 2003, the Board adopted a Code of Ethics & Business Conduct that applies to directors, officers and employees, and a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers, which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. A copy of the Code of Ethics & Business Conduct for Directors, Officers and Employees and Code of Ethics for Senior Financial Officers can be found on the Internet at our website (www.hubinternational.com) or copies can be requested free of charge by writing or calling our Secretary at 55 East Jackson Blvd., Chicago, Illinois, 60604, 1-877-402-6601.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth compensation awarded, earned by, or paid to each of our Chief Executive Officer and four other most highly compensated executive officers, referred to as our “Named Executive Officers”, for services rendered by them to us for the fiscal years indicated.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

					Restricted
					Shares or	Securities
				Other Annual	Restricted Share	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Units(#)(2)	Options(#)(3)	Compensation(4)

Martin P. Hughes	2003	$350,000	$350,000	$21,694	44,130	—	$6,000
Chairman and Chief Executive Officer	2002	350,000	350,000	25,504	—	150,000	6,000
	2001	350,000	350,000	35,734	—	—	—

Richard A. Gulliver(5)	2003	$300,000	$200,000	$25,676	35,817	—	$6,000
President	2002	300,000	200,000	21,240	—	125,000	6,000
	2001	250,000	250,000	26,583	—	—	—

Bruce D. Guthart(6)	2003	$500,000	$984,000	$—	88,261	—	$6,000
Chief Operating Officer	2002	500,000	358,000	—	—	53,258	6,000
	2001	250,000	296,000	—	—	—	2,550

R. Craig Barton(7)	2003	$285,490	$670,994	$32,189	—	11,235	$1,812
President, Canadian Operations	2002	254,719	390,484	26,051	—	40,713	5,863
	2001	258,715	538,452	37,763	—	—	5,700

Michael P. Sabanos(8)	2003	$255,593	$683,513	$—	51,783	—	$6,000
Director, Mergers & Acquisitions	2002	255,593	278,230	—	—	28,065	6,000
	2001	127,796	93,115	—	—	—	2,354

Any amounts shown in this table that were paid in Canadian dollars are shown in the United States dollar equivalent. Amounts have been converted using the average exchange rates in effect during each year equal to $1.00 = C$1.4011 for 2003, C$1.5704 for 2002 and C$1.5461 for 2001.

(1)	Amounts in this column include interest with respect to 10 year interest-free loans granted in connection with our Executive Share Purchase Plan described under “Indebtedness of directors, executive officers and senior officers” and an interest-free loan to R.C. Barton Ltd., a corporation controlled by Mr. Barton (now repaid in full).

(2)	The shares included in this column represent restricted share units issued pursuant to our Equity Incentive Plan. Each award becomes fully vested on December 31, 2008.

(3)	These options were granted on June 17, 2002 and February 28, 2003, respectively, pursuant to our Equity Incentive Plan. One third of these options vest and becomes exercisable upon the completion of each year of service from the date of grant. The common shares received upon exercise of the options are subject to transfer restrictions and are held in escrow by a trustee for a period of five years from the date of grant of the option subject to certain release provisions. The exercise prices of the options issued on June 17, 2002 and February 28, 2003 were $15.67 and $13.79, respectively, which was the fair market value of our common shares as measured by the U.S. dollar equivalent of the closing sale price of our common shares as reported on the TSX on the date of grant.

(4)	The amounts quoted in this column include our contribution to the Named Executive Officer’s defined contribution plan, medical and life insurance policies and relocation expenses.

(5)	In fiscal years 2001-2003, Mr. Gulliver also held the position of Chief Operating Officer.

(6)	Employed and paid by Kaye, one of our subsidiaries which was acquired by us effective June 2001. In fiscal years 2001-2003, Mr. Guthart held the position of President, U.S. Operations. Effective January 1, 2004, Mr. Guthart was appointed Chief Operating Officer of the Corporation and is now paid by the Corporation.

(7)	Until December 31, 2001, Mr. Barton’s salary and bonus were paid by Barton Insurance, one of our subsidiaries, in the form of fees to Librico Properties Ltd., a corporation controlled by Mr. Barton. Pursuant to the employment agreement we entered into with Mr. Barton on January 1, 2002, salary and bonus is now paid by Barton Insurance directly to Mr. Barton.

(8)	Employed and paid by Kaye, one of our subsidiaries which was acquired by us effective June 2001.

Stock Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to our Named Executive Officers during the 2003 fiscal year.

Individual Grants

Potential
Realizable Value at
Assumed Annual
		Percentage of			Rates of Share
	Number of	Total Options			Price Appreciation
	Common Shares	Granted to	Exercise or		for Option Term
	Underlying Options	Employees in	Base Price	Expiration
Name	Granted (1)	Fiscal Year 2003	($/Share)	Date	5% ($)	10% ($)

R. Craig Barton	11,235	4.2%	13.79	2/28/10	63,072	146,986

(1)	These options were granted on February 28, 2003 pursuant to our Equity Incentive Plan. One third of the options vest and become exercisable upon the completion of each year of service from the date of grant. The common shares received upon exercise of the options is subject to transfer restrictions and is held in escrow by a trustee for a period of five years from the date of grant of the options, subject to certain release provisions. The options were granted with an exercise price equal to the fair market value of our common shares as measured by the U.S. dollar equivalent of the closing sale price of our common shares as reported on the TSX on the date of the grant.

Potential realizable value is net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common shares prices. These amounts represent assumed rates of appreciation in the value of the common shares from the fair market value on the date of the grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common shares and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to each of our Named Executive Officers concerning the exercise of stock options during the 2003 fiscal year and the number of shares subject to unexercised stock options held at the close of such fiscal year.

			Number of Common Shares	Value of Unexercised
	Common Shares	Aggregate Value	Underlying Unexercised Options	In-The-Money Options at
	Acquired on	Realized	at December 31, 2003 (#)	December 31, 2003 ($)
Name	Exercise (#)	($)	Exercisable/ Unexercisable	Exercisable/Unexercisable

Martin P. Hughes	—	—	50,000/100,000	54,550/109,000
Richard A. Gulliver	—	—	41,667/83,333	45,417/90,833
Bruce D. Guthart	—	—	17,753/35,505	19,351/38,700
R. Craig Barton	—	—	13,571/38,377	14,792/62,953
Michael P. Sabanos	—	—	9,355/18,710	10,197/20,394

EXECUTIVE MANAGEMENT EMPLOYMENT AGREEMENTS

We have entered into employment agreements with Martin Hughes, our Chairman and Chief Executive Officer and Richard Gulliver, our President (formerly, also Chief Operating Officer), The agreements provide Messrs. Hughes and Gulliver with an annual salary of $350,000 and $300,000, respectively, a car allowance, participation in our 401(k) plan, and an annual bonus of up to $350,000 and $200,000, respectively. Our Compensation Committee determines the amount of the annual bonuses of Messrs. Hughes and Gulliver taking into consideration not only individual performance, but also our performance as a company relative to our growth and profitability targets for the applicable year. In the event of termination of Messrs. Hughes or Gulliver by us without cause, or by Messrs. Hughes or Gulliver for good reason (including any significant alteration in the nature of his duties), each is entitled to payment of an amount equal to one year’s salary plus a ratable portion of an amount equal to his bonus for the prior year. Each of Messrs. Hughes and Gulliver is obligated not to compete with us through employment or other arrangements with any insurance brokerage in the United States or Canada (except in the case of termination by us without cause or by him for good reason) or to solicit any of our clients or employees for a period of two years following the cessation of his employment. During fiscal 2003, we awarded Messrs. Hughes and Gulliver 44,130 and 35,817 restricted share units, respectively, under our Equity Incentive Plan. These restricted share units were awarded without payment of any cash consideration and will vest in full on December 31, 2008.

Our subsidiary, Kaye, has entered into employment agreements with Bruce D. Guthart, our Chief Operating Officer (formerly, President, U.S. Operations), as President and Chief Executive Officer of Kaye and Michael P. Sabanos, our Director, Mergers and Acquisitions, as Executive Vice President and Chief Financial Officer of Kaye. Upon his appointment as Chief Operating Officer, Mr. Guthart retired from his positions as President and Chief Executive Officer of Kaye. The agreements provide Mr. Guthart and Mr. Sabanos with an annual salary of $500,000 and $255,593, respectively, a car allowance, and participation in our 401(k) plan. In 2003, Mr. Guthart was entitled to receive an annual bonus representing 50% of the aggregate of any bonuses earned by senior management under Kaye’s management bonus agreement. (See also, discussion below regarding changes to our management structure and management bonus agreements). In the event of termination by us without cause, or by Mr. Guthart for good reason (including significant alteration in the nature of his duties), Mr. Guthart was entitled to payment of an amount equal to one year’s salary plus a ratable portion of his share of Kaye’s management bonus for the year. Mr. Guthart is obligated not to compete with us through employment or other arrangements with any insurance brokerage in the United States (except in the case of termination by us without cause or by him for good reason) or to solicit any of our clients or employees for a period of two years following the cessation of his employment. In fiscal 2003, Mr. Sabanos was a participant in the Kaye management bonus agreement and the non-contractual Kaye annual incentive plan pursuant to which he may be awarded bonuses based on Kaye’s profitability targets and other performance-based goals set for Mr. Sabanos. (See also, discussion below regarding changes to our management bonus agreements). In the event of termination by us without cause, or a materially adverse change of control, Mr. Sabanos is entitled to an amount equal to his salary for one year unless Mr. Sabanos is offered employment as an executive employee incident to the change of control. If Mr. Sabanos is employed as an executive upon a change of control and is subsequently terminated, he is entitled to receive an amount equal to his salary for the ratable portion of the year following the change of control. Mr. Sabanos is obliged not to solicit any of our clients or employees for a period of two years following the cessation of his employment. During fiscal 2003, we also awarded each of Mr. Guthart and Mr. Sabanos 88,261 and 51,783 restricted share units, respectively, under our Equity Incentive Plan. These restricted share units were awarded without payment of any cash consideration and will vest in full on December 31, 2008.

Our subsidiary, Barton Insurance, has entered into an employment contract with Craig Barton, our President, Canadian Operations, as President and Chief Executive Officer of Barton Insurance. Under the agreement, Mr. Barton is entitled to an annual salary of C$400,000, and an annual bonus representing his share, as determined by him and approved by a sub-committee of the Executive Committee, of the aggregate of any bonuses earned by senior management under Barton Insurance’s management bonus agreement. (See also, discussion below regarding changes to our management bonus agreements). In the event of termination by us without cause, Mr. Barton is entitled to payment of an amount equal to one year’s salary plus a ratable portion of his share of Barton Insurance’s management bonus for the year. Mr. Barton is obligated not to compete in any insurance brokerage in the Province of British Columbia (except in the case of termination by us without cause) or to solicit any of our clients or employees for a period of two years following the cessation of his employment.

Commencing in 2003, the management structure of the Corporation has changed, resulting in new roles and responsibilities for certain members of senior management and the creation of several additional positions at our corporate head office. We are currently undertaking a review of the level and mix of base salary, bonus (including cash and equity components) and other benefits to be paid to our senior executives under the new structure. Effective January 1, 2004, in his new position as Chief Operating Officer, Mr. Guthart will be paid by the Corporation.

In December 2003, we obtained agreement from managers to restructure the company’s management bonus agreement to reduce total compensation expense over the long term. In connection with such restructuring, we awarded Mr. Barton and Mr. Sabanos approximately 80,726 and 21,585 restricted share units, respectively, in February 2004. These restricted share units were awarded without payment of cash consideration and vest in full on January 1, 2011. Messrs. Sabanos and Barton will continue to participate in our management bonus agreements, as modified.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common shares that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003.

Number of
Securities Remaining
	Number of		Available for
	Common Shares	Weighted-Average	Future Issuance
	to be Issued	Exercise Price of	Under Equity
	Upon Exercise	Outstanding	Compensation Plans
	of Outstanding Options,	Options, Warrants	(Excluding Common Shares
Plan Category	Warrants and Rights (a)	and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	2,142,856	$15.33	1,532,104
Equity compensation plans not approved by security holders	—	—	—

Total	2,142,856	$15.33	1,532,104

INDEBTEDNESS OF MANAGEMENT

The aggregate outstanding indebtedness to a Canadian chartered bank and us represented by loans made under our Executive Share Purchase Plan to our current and former officers, directors and employees as of December 31, 2003 was $4,512,958 and $1,917,904, respectively. We pay the interest on the loans provided by the bank, calculated at rates ranging from prime plus one-half percent to prime plus one-and-a-half percent per annum. We have guaranteed the loans provided by the bank and may, under certain circumstances, be obligated to purchase the loans from the bank. We will not extend credit to or arrange credit for any executive officer or director and any such existing agreement whereby we have extended or arranged credit to our executive officers shall not be modified unless only favorable to us.

The following table summarizes indebtedness to a Canadian chartered bank of certain of our executive officers represented by loans made under our Executive Share Purchase Plan:

Table of Indebtedness of Directors and Executive Officers

		Largest Amount		Financially
		Outstanding	Amount	Assisted Securities	Common Shares
		During Fiscal	Outstanding	Purchased During	Held as
Name and	Involvement of	Year Ended	as of	Fiscal Year Ended	Security for
Principal Position	the Corporation	December 31, 2003	March 23, 2004	December 31, 2003	Indebtedness

Martin P. Hughes(1) Chairman and Chief Executive Officer Chicago, Illinois	Guarantor	$570,768	—	—	36,883
Richard A. Gulliver President Chicago, Illinois	Guarantor	489,400	489,400	—	52,444
R. Craig Barton President, Canadian Operations, Chilliwack, British Columbia, Canada	Guarantor	672,679	672,679	—	86,937
W. Kirk James(1) Vice President, Secretary and Chief Corporate Development Officer Chicago, Illinois	Guarantor	154,755	—	—	11,765
Jean Martin Vice President Montreal, Canada	Guarantor	64,627	64,627	—	6,187

(1)	Mr. Hughes and Mr. James no longer participate in our Executive Share Purchase Plan.

The aggregate indebtedness of our directors and executive officers, other than under our Executive Share Purchase Plan, during 2003 was $Nil.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

Executive Compensation Philosophy

Each of our Named Executive Officers has entered into employment agreements with us or one of our subsidiaries, as applicable. Our philosophy is that executive compensation should be based on components that include a fixed salary to provide a measure of income stability, a cash bonus to reward excellence in personal and corporate performance and an award of equity that links the personal interests of the our executives to our shareholders by providing executives with an incentive for outstanding performance and long-term commitment. The employment agreements reflect this philosophy by setting out the relative proportions of salary, bonus and equity that each of our Named Executive Officers is entitled to receive. Commencing in 2003, the management structure of the Corporation has changed, resulting in new roles and responsibilities for certain members of senior management and the creation of several additional positions at our corporate head office. We are currently undertaking a review of the level and mix of base salary, bonus (including cash and equity components) and other benefits to be paid to our senior executives under the new structure.

Base Salary

The base salary of each of our Named Executive Officers is reflected in an employment agreement with us. The salaries of our executive officers who do not have employment agreements are determined annually by our management or management of our respective subsidiaries and annual base salary increases for all executives (including those with employment agreements) will be determined by an evaluation of factors which may include an assessment of the past performance and/or anticipated future contribution of each executive officer.

Annual Bonus Incentives

Factors considered by the Compensation Committee in determining the bonuses for each of Messrs. Hughes and Gulliver include not only the individual’s personal performance, but also our performance relative to our growth and profitability targets, including our targets related to our earnings before interest, taxes, depreciation and amortization (commonly referred to as EBITDA) for the respective year, as approved by our Board of Directors.

The bonus for each of Messrs. Guthart, Barton and Sabanos is determined in accordance with his respective employment agreement. In 2003, Messrs. Barton, Guthart and Sabanos participated in our brokerages’ management bonus plans. The payment of bonuses under these plans is based on the respective brokerage’s operating profit and our overall financial performance. The purpose of the plan is to align the interests of our senior management with that of our shareholders by providing rewards for excellent performance. In December 2003, we modified our management bonus agreements to further integrate the interests of our senior management with those of our shareholders. In connection with the modification of the company’s bonus agreements, the company granted 80,726 and 21,585 restricted share units, respectively, to Messrs. Barton and Sabanos, in February 2004.

Long Term Incentive Compensation

We have an Equity Incentive Plan, an Executive Share Purchase Plan and an Employee Share Purchase Plan, which are administered by the Compensation Committee. We have also established a 401(k) plan for our eligible employees and beneficiaries, which includes a company matching contribution, which is partially used to purchase our common shares. A principal objective of these plans is to encourage employees, officers and directors to acquire a meaningful equity ownership in us over a period of time, and as a result, focus their attention on our and our shareholders’ long-term interests. In general, long-term compensation of our executive officers is based on an assessment of the executive’s past performance, an appraisal of the executive’s talents and other strengths and, most notably, the long-term contribution the executive can make to our performance.

Equity Incentive Plan

Awards under the Equity Incentive Plan may be in the form of stock options, restricted shares or restricted share units as described below:

Stock Options. During fiscal 2003, we granted one Named Executive Officer an option to purchase 11,235 common shares. The option has a maximum term of seven years, an exercise price equal to the fair market value of a common share on the date of grant, and becomes exercisable as to one-third of the underlying shares each year from the date of grant. Common shares received on exercise are subject to transfer restrictions and held in escrow for five years from the date of grant subject to certain release provisions.

Restricted Shares. During fiscal 2003, we did not issue any restricted shares to any of our Named Executive Officers. Restricted shares are typically paid for by our executive officers with loans either from us or from a bank and guaranteed by us, and vest as to 10% per year while the participant continues to be employed by us. Until repayment of the loan, the related shares are held by a trustee subject to the terms of the Equity Incentive Plan and the respective award. In connection with certain of the loans for those shares, we pay interest at commercially reasonable rates on behalf of the executive officers.

Restricted Share Units. During fiscal 2003, we granted an aggregate of 219,991 restricted share units to our Named Executive Officers. These restricted share units were granted without payment of cash consideration by the executive officers and vest in full on December 31, 2008. Restricted share units represent the right to receive an award of common shares on a deferred basis, subject to such vesting, forfeiture and other restrictions as the Compensation Committee may determine.

Executive Share Purchase Plan

Under our Executive Share Purchase Plan we grant or guarantee loans to our designated employees, officers and service providers to purchase our common shares. The Board of Directors determines who may participate in the plan. Participation in the plan is entirely voluntary. A loan advanced or arranged under the plan is repayable by the participant ten years from the date of the loan. We pay interest on behalf of the employee. A participant’s entitlement to shares allocated under the plan vests at a rate of 10% per year while employed by us. All shares purchased pursuant to the plan are held as security for the outstanding loans of the participant. Our common shares are purchased from treasury at market value or in the open market without any discount from fair market value. During fiscal year 2003, our executive officers did not purchase any shares pursuant to our Executive Share Purchase Plan.

Employee Share Purchase Plan

We also offer an Employee Share Purchase Plan under which our employees and service providers who have completed three months of continuous service may purchase our common shares by contributing to the plan up to a maximum of 10% of his or her annual compensation. We do not make any loan or other contribution in respect of such purchase. Participation in the plan is entirely voluntary and transfers of shares acquired under this plan are not restricted by the terms of the plan. Common shares are purchased by the trustee of the plan from treasury at market value or in the open market without any discount from fair market value. During fiscal year 2002, our executive officers did not purchase any shares pursuant to our Employee Share Purchase Plan.

401 (k) Savings Plan

In connection with our 401(k) retirement savings plan, we make matching contributions for active participants equal to 60% of his or her permitted contributions, up to a maximum of three percent of the participant’s salary. One-third of our contribution is used by the trustee that administers the plan to fund the purchase of our common shares on the open market.

CEO Compensation

The base salary of Mr. Hughes, our Chairman and Chief Executive Officer, has been set at a level that the Compensation Committee believes is appropriate based on an assessment of salaries of our other executive officers, general industry benchmarks, and Mr. Hughes’ prior salary history with Mack and Parker, Inc., which is now one of our subsidiaries. In accordance with his employment agreement, Mr. Hughes’ annual base salary for fiscal 2003 was $350,000 and his bonus was $350,000. There was no increase in Mr. Hughes’ salary and bonus as compared to fiscal 2002 or 2001. During fiscal 2003, we also granted Mr. Hughes 44,130 restricted share units which vest in full on December 31, 2008. We are currently undertaking a review of the level and mix of base salary, bonus (including cash and equity components) and other benefits to be paid to our senior executives, and this process will result in a change in the level and mix of Mr. Hughes compensation in 2004.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation payments to its executive officers. This section also provides for certain exemptions to the limitations, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation Committee has generally endeavored to structure our executive compensation plans to achieve deductibility under Section 162(m) with minimal sacrifice in flexibility and objectives. However, deductibility is not the sole factor used in designing and determining appropriate compensation. The Compensation Committee may, in its discretion, enter into compensation arrangements that are not deductible under Section 162(m).

By the Order of the Compensation Committee

Anthony F. Griffiths

Frank S. Wilkinson
Paul Murray

PERFORMANCE GRAPHS

The following graph illustrates our cumulative total return, assuming reinvestment of dividends, by comparing a C$100 investment in our common shares at February 10, 1999, the date when our shares were first traded on the Toronto Stock Exchange, through December 31, 2003, to the cumulative total return of the S&P/ TSX Composite Total Return Index.

COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*

BETWEEN HUB INTERNATIONAL LTD. AND THE S&P/TSX COMPOSITE INDEX

*	$100 invested on 2/10/99 in stock or on 1/31/99 in index — including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Cumulative Total Return

	2/99	12/99	12/00	12/01	12/02	12/03

HUB INTERNATIONAL LTD	100.00	128.15	97.85	116.87	156.24	172.16
S&P/ TSX COMPOSITE	100.00	126.88	136.28	119.14	104.32	132.20

The following graph illustrates our cumulative total return, assuming reinvestment of dividends, by comparing a $100 investment in our common shares at June 18, 2002, the date when our shares were first traded on the New York Stock Exchange, through December 31, 2003, to the cumulative total return of the Standard & Poor’s 500 Index, the shareholder return of a current peer group of insurance brokers selected by us and the shareholder return of the peer group selected by us as shown in last year’s Proxy Circular and Statement. We changed our peer group this year to add Willis Group Holdings Limited and USI Holdings Corporation, each an insurance brokerage company, we now consider to be in our peer group.

COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*

AMONG HUB INTERNATIONAL LTD., THE S&P 500 INDEX,
AN OLD PEER GROUP AND A NEW PEER GROUP

*	$100 invested on 6/18/02 in stock or on 5/31/02 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Cumulative Total Return

	6/18/02	6/02	7/02	8/02	9/02	10/02	11/02	12/02	1/03	2/03

HUB INTERNATIONAL LTD	100.00	100.53	93.47	102.33	105.65	114.67	84.52	86.10	98.98	91.87
S&P 500	100.00	92.88	85.64	86.20	76.83	83.59	88.51	83.31	81.13	79.91
OLD PEER GROUP	100.00	98.92	93.45	90.29	80.74	86.82	88.25	87.66	81.89	78.98
NEW PEER GROUP	100.00	99.31	93.99	91.24	83.30	87.84	88.19	88.05	81.96	79.06

	3/03	4/03	5/03	6/03	7/03	8/03	9/03	10/03	11/03	12/03

HUB INTERNATIONAL LTD	90.33	99.08	109.65	115.53	128.36	118.77	111.12	104.34	111.25	113.91
S&P 500	80.69	87.34	91.94	93.11	94.75	96.60	95.57	100.98	101.87	107.21
OLD PEER GROUP	82.96	92.18	98.36	97.86	95.92	94.93	91.20	86.25	89.04	96.20
NEW PEER GROUP	83.48	92.79	98.47	97.85	95.97	94.69	92.12	88.55	90.93	97.69

The new self-selected peer group consists of:

Company	Symbol

AON Corporation	AON
Arthur J. Gallagher & Co.	AJG
Brown & Brown Inc.	BRO
Hilb, Rogal, & Hobbs	HRH
Marsh & McClennan Companies Inc.	MMC
Willis Group Holdings Limited	WSH
USI Holdings Corporation	USIH

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with Fairfax and insurance companies owned by Fairfax

Fairfax Notes. Fairfax owns or controls $35 million of subordinated convertible notes, which it can convert at any time into our common shares at C$17.00 per share. If converted, Fairfax would have owned or controlled 32% of our common shares as of the December 31, 2003.

Lombard. Most of our founding brokerages have generated a significant portion of their revenue from the sale of insurance policies issued by Lombard Canada Ltd. (“Lombard”), a property and casualty insurer that is a wholly-owned subsidiary of Northbridge Financial Corporation (“Northbridge”). Northbridge is a subsidiary of Fairfax. In addition, certain of our brokerages and their principals have in the past received financial support from Lombard in accordance with standard practice between insurance companies and their significant brokers. Such financial support was primarily in the form of loans and equity investments negotiated at arms length between the parties. Certain of the former shareholders of our brokerages who are officers or employees of one of our brokerages or the Corporation, or associates of such individuals, remain indebted to Lombard as of December 31, 2003 in an aggregate amount of approximately C$2,084,241.

Revenue from Fairfax Entities. We had transactions with and recorded income from the following Fairfax affiliated companies which represented approximately 9.9%, 9.0% and 7.0% of our total revenue in 2003, 2002 and 2001, respectively.

	Year Ended December 31,

	2003	2002	2001

	(in thousands)
Northbridge Financial Corporation	$18,504	$12,787	$9,761
Crum & Forster Holdings, Inc.	1,259	914	1,039
Fairfax Inc.	8,411	6,278	—

Total	$28,174	$19,979	$10,800

As of December 31, 2003, we had accounts receivable and accounts payable balances with the Fairfax affiliated companies in the amounts of $3.2 million and $18.0 million, respectively. All revenue and related accounts receivable and accounts payable are the result of transactions in the normal course of business and were transacted at fair market value.

Old Lyme. As part of our acquisition of Kaye, we acquired Old Lyme Insurance Company of Rhode Island, Inc. and Old Lyme Insurance Company Ltd. (together, “Old Lyme”), primary insurance companies. In 2002, we sold Old Lyme to a subsidiary of Fairfax at a purchase price equivalent to its book value as of December 31, 2001 of approximately $43.5 million. The acquisition cost of Old Lyme to us was $40.8 million.

After the sale of Old Lyme, we agreed to continue to provide certain services to Old Lyme through our Kaye subsidiary and certain of its subsidiaries. A description of these agreements is provided below.

•	Claims services agreement. We provide claims settlement and administration services to Old Lyme. Such services include analysis, investigation, adjustment, settlement and denial of claims. Compensation is based on a schedule.

•	Underwriting services agreement. We provide underwriting-related services to Old Lyme, including, but not limited to, receiving and reviewing applications submitted by producing brokers and determining the premium to be charged. We are compensated on a commission basis.

•	Administrative services and cost allocation agreement. We provide certain administrative services to Old Lyme, including actuarial, audit, executive, legal, personnel, accounting and other financial services. In addition, we provide office space and office equipment. Compensation is based on the actual cost we incur to provide the services.

•	Contingent compensation agreement. We have entered into an agreement with Fairfax pursuant to which Fairfax compensates us for business we produce, which is underwritten directly or assumed by Old Lyme. We are compensated on a commission basis equal to a percentage of Old Lyme’s underwriting profit generated from business we place.

Although we do not incur underwriting risk, under the agreement Fairfax is entitled to offset a percentage of underwriting losses resulting from new business we place against our future contingent commissions.

Our executive officers Bruce D. Guthart and Michael P. Sabanos are the Chairman and Chief Executive Officer and Executive Vice President and Chief Financial Officer of Old Lyme Insurance Company of Rhode Island, Inc., respectively, and each is a director of Old Lyme Insurance Company, Ltd.

Fairfax insurance coverage

Fairfax has purchased an extended reporting period option on a multi-line excess insurance policy. This extended reporting period provides coverage for claims made between May 31, 2003 and May 31, 2004 where the incident took place prior to May 31, 2003. The policy covers specified losses sustained by Fairfax and other entities in which Fairfax maintains a minority ownership interest, including the Corporation. The errors and omissions, directors’ and officers’ (D&O) liability and company reimbursement employment, practices liability insurance, crime insurance and fiduciary liability portions of the policy cover specified losses sustained by the companies and their officers and directors in respect of claims made prior to May 31, 2003. Our share of the premiums for this coverage for the fiscal year ended December 31, 2003, including D&O, was $277,083.

Relationships with senior officers and directors

In certain circumstances, when we acquire a brokerage we only purchase the brokerage operations and not other assets, such as the building from which a brokerage operates. In circumstances where the former principal of an acquired brokerage owns the office space, we frequently enter into an agreement to lease the premises from the former principal at fair market value. R. Craig Barton, President of our Canadian Operations and President of Barton Insurance, leases three premises to us through a company he controls. The following table lists the annual base rent and expiration date of each lease.

Current Annual Base Rent		Future Annual Base Rent	Expiration Date

C	$138,000	C$151,717 as of January 1, 2006	December 31, 2010
C	$59,400	C$71,249 as of December 1, 2004	November 30, 2008
C	$329,612	C$249,070	December 31, 2007

In addition, we lease two of our locations from a company, which is owned 40% by Mr. Barton and 25% by Mr. Barton’s brother. The following table lists the annual base rent and expiration date of each lease.

Current Annual Base Rent		Future Annual Base Rent	Expiration Date

C	$106,100	C$106,100	March 31, 2007
C	$21,450	C$25,752 as of December 1, 2004	November 30, 2008

In addition, we lease one of our locations from Mr. Barton’s brother, at an annual rent of C$54,435 as of December 1, 2003. This lease expires on November 30, 2008.

We believe that each of these leases represents the fair market value of the associated premises.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

We purchase and maintain directors’ and officers’ (D&O) liability insurance for our directors and officers. This insurance provides an each loss limit of $30 million and an aggregate annual limit of $40 million and a deductible of $250,000 per loss and $500,000 for securities claims. The approximate premium and associated fixed expenses paid for these coverages in respect of the 2003 fiscal year was $490,703. In addition, Fairfax maintains an extended reporting period to their excess policy for all claims made between May 31, 2003 and May 31, 2004 where the incident took place prior to May 31, 2003. This coverage includes, but is not limited to, D&O liability insurance for the Corporation and its officers and directors and provides an each loss and aggregate annual limit of $250 million in excess of a $1.0 million self insured retention. The approximate premium paid for the D&O portion of the Fairfax program in respect of the 2003 fiscal year was $91,437. See also “Certain Relationships and Related Transactions — Fairfax insurance coverage.” We also maintain a “Side A Tower” which provides each of our directors and officers with an additional $10 million of individual coverage. The premium for this additional coverage for fiscal 2003 was $88,667.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of our Board of Directors, which is to be comprised of three directors who are independent. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to oversee management’s implementation of our financial reporting process. The Audit Committee is currently comprised of Anthony F. Griffiths, Paul Murray and Frank S. Wilkinson.

The Audit Committee reviewed our consolidated audited financial statements for the fiscal year ended December 31, 2003 and met separately with both management and PricewaterhouseCoopers LLP, our independent auditors, to discuss and review those financial statements and reports prior to issuance. Management has represented to the Audit Committee that our financial statements were prepared in accordance with Canadian generally accepted accounting principles. Our management has primary responsibility for our financial statements and the overall reporting process, including its system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with Canadian generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with them.

The Audit Committee has received from and discussed with us reports regarding our establishment and maintenance of disclosure controls and procedures and our internal controls and the evaluation thereof by our Chief Executive Officer and Chief Financial Officer.

The Audit Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accounts to the extent applicable. These items relate to that firm’s independence from us. The Audit Committee also discussed with PricewaterhouseCoopers LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accounts to the extent applicable. The Audit Committee has implemented a procedure to monitor auditor independence and discussed with the independent accountants their independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that our consolidated audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Our Board of Directors has adopted a written Audit Committee Charter, the adequacy of which it reviews annually.

By the Order of the Audit Committee

Anthony F. Griffiths
Frank S. Wilkinson
Paul Murray

INDEPENDENT PUBLIC ACCOUNTANTS

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	December 31, 2003	December 31, 2002

Audit Fees	$1,173,000	$1,661,000
Audit-Related Fees	56,000	35,000
Tax Fees	514,000	265,000
All Other Fees	127,000	66,000

Total	1,870,000	2,027,000

Audit Fees. Consists of fees billed for the audit of our annual financial statements included in our Annual Report on Form 10-K, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q, the audit of our new enterprise reporting software and the audit of internal controls over financial reporting required in accordance with the Sarbanes-Oxley Act of 2002. This category also includes fees billed for advice on audit and accounting matters that arose during, or as a result of, the audit of the annual financial statements or the review of interim financial statements during these periods.

Audit-Related Fees. Consists of fees billed for the audit of the 401(k) plan of one of our subsidiaries.

Tax Fees. Consists of the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees billed for advice on certain acquisitions and a technology license for access to certain general information provided by PricewaterhouseCoopers LLP.

All audit and non-audit services provided by PricewaterhouseCoopers LLP are approved by the Audit Committee, which considers whether the provision of audit services is appropriate and whether the provision of non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee has approved a formal policy concerning the procedure of pre-approval of the auditors to perform both audit and non-audit services which can be accessed on the Internet at our website (www.hubinternational.com) or a copy can be requested free of charge by writing or calling our Secretary at 55 East Jackson Blvd., Chicago, Illinois, 60604, 1-877-402-6601. All of the fees earned by PricewaterhouseCoopers LLP described above were attributable to services pre-approved by the Audit Committee.

APPOINTMENT OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has served as our independent auditors since our incorporation in November 1998. Our Board of Directors recommends that our shareholders vote FOR the reappointment of PricewaterhouseCoopers LLP as our auditors to hold office until the next annual meeting of shareholders at compensation to be fixed by the Audit Committee of our Board of Directors. Unless otherwise directed the management representatives designated in the enclosed form of proxy intend to vote FOR the reappointment of PricewaterhouseCoopers LLP as our auditors and authorization of the Audit Committee of our Board of Directors to fix the compensation to be paid to the auditors.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from our shareholders.

NORMAL COURSE ISSUER BIDS

On September 22, 2002, the TSX accepted our Notice of Intention to Make a Normal Course Issuer Bid (the “2002 Bid”) to purchase up to 1,429,362 of our common shares, representing less than 5% of our common shares that were outstanding on that date. No purchases of shares were made under the 2002 Bid and the 2002 Bid terminated on September 21, 2003. We have not made a normal course issuer bid since the expiry of the 2002 Bid.

INTEREST OF CERTAIN PERSONS IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by share holdings or otherwise of any director, officer or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the Board.

INFORMATION CONCERNING THE CORPORATION

You can obtain our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (which is our current Annual Information Form under Canadian law and which includes our most recently filed annual financial statements, together with the accompanying report of our independent auditors) and any pertinent pages of any documents incorporated by reference therein, Quarterly Reports (which are Interim Reports under Canadian law) that have been filed for periods after the end of the 2003 fiscal year, and additional copies of this Proxy Circular and Statement without charge to our shareholders or on our website at (www.hubinternational.com) or by writing or calling our Secretary at 55 East Jackson Boulevard, Chicago, Illinois, 60604, 1-877-402-6601.

DIRECTORS’ APPROVAL

The contents and the sending of this Proxy Circular and Statement have been approved by our Board of Directors.

By Order of the Board of Directors,

W. Kirk James
Vice President, Secretary and
Chief Corporate Development Officer

Dated: March 30, 2004

APPENDIX A

CONTINUANCE SPECIAL RESOLUTION

RESOLUTION OF THE SHAREHOLDERS OF

HUB INTERNATIONAL LIMITED
(the “Corporation”)

RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the Corporation is hereby authorized to make application to the Director under the Canada Business Corporations Act, for a certificate of continuance, continuing the Corporation as if it had been incorporated under the Canada Business Corporations Act;

2.	the Corporation is authorized to make application to the Director under the Business Corporations Act (Ontario) for his authorization to permit such continuance under the Canada Business Corporations Act;

3.	subject to the issuance of the certificate of continuance and the Director providing such authorization, the articles of the Corporation shall be in the form attached as Appendix B to the management information circular and proxy statement (the “Proxy Circular and Statement”) of the Corporation dated March 30, 2004, with such technical amendments, deletions or alterations as may be considered necessary or advisable by any officer of the Corporation in order to ensure compliance with the provisions of the Canada Business Corporations Act, as the same may be amended, and the requirements of the Director thereunder;

4.	subject to the issuance of the certificate of continuance and the Director providing such authorization and without affecting the validity of the incorporation or existence of the Corporation by and under its articles, the Corporation is hereby authorized to approve and adopt, in substitution for the existing articles of the Corporation, the articles of continuance attached as Appendix B to the Proxy Circular and Statement, with any amendments, deletions or alterations as described in paragraph 3 of this special resolution, which articles of continuance are hereby approved;

5.	the directors are hereby authorized to, in their sole discretion, abandon the applications described in paragraphs 1 and 2 of this resolution or determine not to proceed with the continuance without further approval of the shareholders at any time prior to the issuance by the Director of a certificate of continuance;

6.	any officer or director of the Corporation is authorized and directed on behalf of the Corporation to execute and deliver the application for authorization to continue in another jurisdiction, in duplicate, to the Director under the Business Corporations Act (Ontario) and articles of continuance, in duplicate, to the Director under the Canada Business Corporations Act and to execute all documents and to do all such acts and things as in the opinion of such person may be necessary or desirable to carry out the foregoing;

7.	the shareholders acknowledge that they have been notified by the Corporation of their right to dissent from the proposed continuance in accordance with the procedure set forth in the Business Corporations Act (Ontario).

APPENDIX B

ARTICLES OF CONTINUANCE

The rights, privileges, restrictions and conditions attached to the Preference Shares and Common Shares are as follows:

1.	PREFERENCE SHARES
The Preference Shares, as a class, shall be designated as Preference Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1	Directors’ Right to Issue in One or More Series
The Preference Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preference Shares of such series, the whole subject to the filing with the Director (as defined in the Canada Business Corporations Act (the “Act”)) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2	Ranking of the Preference Shares
The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preference Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, are not paid in full in respect of any series of the Preference Shares, the Preference Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preference Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preference Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preference Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares.

1.3	Voting Rights
Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preference Shares that such series is entitled to vote, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation; provided, however, that the holders of the Preference Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

1.4	Amendment With Approval of Holders of Preference Shares
The rights, privileges, restrictions and conditions attached to the Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preference Shares given as hereinafter specified.

1.5	Approval of Holders of the Preference Shares
The approval of the holders of the Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preference Shares as a class or in respect of any other matter requiring the consent of the holders of the Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preference Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preference Shares as a class, or at any joint meeting of the holders of two or more series of Preference Shares, each holder of Preference Shares entitled to vote thereat shall have one vote in respect of each Preference Share held.

2.	COMMON SHARES
The holders of the Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation except meetings at which only the holders of the Preference Shares as a class or the holders of one or more series of the Preference Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each Common Share held.

After payment to the holders of the Preference Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

APPENDIX C

BY-LAWS RESOLUTION

RESOLUTION OF THE SHAREHOLDERS OF

HUB INTERNATIONAL LIMITED
(“the Corporation”)

RESOLVED THAT:

1.	the repeal of the amended and restated by-laws of the Corporation, effective on the date that the Corporation is continued under the Canada Business Corporations Act, made by the resolution of the Board of Directors of the Corporation dated the 19th day of February, 2004 is hereby confirmed;

2.	the adoption of the new by-laws substantially in the form of the draft By-law No. 1 attached hereto, as Appendix D to the Proxy Circular and Statement dated March 30, 2004 with such amendments and variations as the directors may approve, effective on the date that the Corporation is continued under the Canada Business Corporations Act, made by the resolution of the Board of Directors of the Corporation dated the 19th of February, 2004, is hereby confirmed.

APPENDIX D

BY – LAW NO. 1

of
HUB INTERNATIONAL LIMITED
(the “Corporation”)

1. INTERPRETATION

1.1	Expressions used in this By-law shall have the same meanings as corresponding expressions in the Canada Business Corporations Act (the “Act”).

2. FINANCIAL YEAR

2.1	Until changed by the directors, the financial year of the Corporation shall end on the last day of December in each year.

3. DIRECTORS

3.1	Number. The number of directors shall be not fewer than the minimum and not more than the maximum provided in the articles. At each election of directors the number elected shall be the number of directors then in office unless the directors or the shareholders otherwise determine.

3.2	Quorum. A quorum of directors shall be two-fifths or, such greater or lesser number as the directors or shareholders may from time to time determine.

3.3	Calling of Meetings. Meetings of the directors shall be held at such time and place as the Chair of the Board, the President or any two directors may determine.

3.4	Notice of Meetings. Notice of the time and place of each meeting of directors shall be given to each director by telephone not less than 48 hours before the time of the meeting or by written notice not less than four days before the date of the meeting, provided that the first meeting immediately following a meeting of shareholders at which directors are elected may be held without notice if a quorum is present. Meetings may be held without notice if the directors waive or are deemed to waive notice.

3.5	Meeting by Telephonic or Electronic Facility. If all the directors of the Corporation consent, a meeting of directors or of a committee of directors may be held by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other, and a director participating in a meeting by such means is deemed to be present at that meeting.

3.6	Chair. The Chair of the Board, or in the Chair’s absence the President if a director, or in the President’s absence a director chosen by the directors at the meeting, shall be chair of any meeting of directors.

3.7	Voting at Meetings. At meetings of directors each director shall have one vote and questions shall be decided by a majority of votes. In case of an equality of votes the chair of the meeting shall have a second or casting vote.

4. OFFICERS

4.1	General. The directors may from time to time appoint a Chairman of the Board, a President, one or more Presidents of divisions or operational units, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may determine.

4.2	Chair of the Board. The Chair of the Board, if any, shall be appointed from among the directors and when present shall be chair of meetings of directors and shareholders and shall have such other powers and duties as the directors may determine.

4.3	President. Unless the directors otherwise determine, the President shall be appointed from among the directors and shall be the Chief Operating Officer of the Corporation and shall have general supervision of its business and affairs and in the absence of the Chairman of the Board and the Chief Executive Officer, the President shall be chairman of meetings of directors and shareholders when present.

4.4	Vice-President. A Vice-President shall have such powers and duties as the directors or the chief executive officer may determine.

4.5	Secretary. The Secretary shall give required notices to shareholders, directors, auditors and members of committees, act as secretary of meetings of directors and shareholders when present, keep and enter minutes of such meetings, maintain the corporate records of the Corporation, have custody of the corporate seal and shall have such other powers and duties as the directors or the chief executive officer may determine.

4.6	Treasurer. The Treasurer shall keep proper accounting records in accordance with the Act, have supervision over the safekeeping of securities and the deposit and disbursement of funds of the Corporation, report as required on the financial position of the Corporation, and have such other powers and duties as the directors or the chief executive officer may determine.

4.7	Assistants. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the directors or the chief executive officer otherwise direct.

4.8	Variation of Duties. The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

4.9	Term of Office. Each officer shall hold office until the officer’s successor is elected or appointed, provided that the directors may at any time remove any officer from office but such removal shall not affect the rights of such officer under any contract of employment with the Corporation.

5. INDEMNIFICATION AND INSURANCE

5.1	Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the Act.

5.2	Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section to the extent permitted by the Act.

6. SHAREHOLDERS

6.1	Quorum. A quorum for the transaction of business at a meeting of shareholders shall be two persons present and each entitled to vote at the meeting.

6.2	Casting Vote. In case of an equality of votes at a meeting of shareholders the Chair of the meeting shall have a second or casting vote.

6.3	Scrutineers. The Chair at any meeting of shareholders may appoint one or more persons (who need not be shareholders) to act as scrutineer or scrutineers at the meeting.

6.4	Electronic Meetings and Voting. If the directors call a meeting of shareholders, they may determine that the meeting of shareholders shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and any vote at that meeting of shareholders shall be held entirely by means of that communication facility. A meeting of shareholders may be held at which some, but not all, persons entitled to attend may participate and vote by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes one available. A person participating in a meeting by such means is deemed to be present at the meeting. Any vote at a meeting of shareholders may be also held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes one available, even if none of the persons entitled to attend otherwise participates in the meeting by means of a communication facility. For the purpose of voting, a communication facility that is made available by the Corporation must enable the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

7. DIVIDENDS AND RIGHTS

7.1	Declaration of Dividends. Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

7.2	Cheques. A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation’s securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their address in the Corporation’s securities register. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

7.3	Non-Receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

7.4	Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

8. EXECUTION OF INSTRUMENTS

8.1	Deeds, transfers, assignments, agreements, proxies and other instruments may be signed on behalf of the Corporation by any two directors or by a director and an officer or by one of the Chair of the Board, the President and a Vice-President together with one of the Secretary and the Treasurer or in such other manner as the directors may determine; except that insider trading reports may be signed on behalf of the Corporation by any one director or officer of the Corporation.

9. NOTICE

9.1	A notice mailed to a shareholder, director, auditor or member of a committee shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or the document at that time or at all.

9.2	Electronic Delivery. Provided the addressee has consented in writing or electronically in accordance with the Act and the regulations thereunder, the Corporation may satisfy the requirement to send any notice or document referred to in section 9.1 by creating and providing an electronic document in compliance with the Act and the regulations under the Act. An electronic document is deemed to have been received when it enters the information system designated by the addressee or, if the document is posted on or made available through a generally accessible electronic source, when the addressee receives notice in writing of the availability and location of that electronic document, or, if such notice is sent electronically, when it enters the information system designated by the addressee.

9.3	Accidental omission to give any notice to any shareholder, director, auditor or member of a committee or non-receipt of any notice or any error in a notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice.

APPENDIX E

SUMMARY OF PROCEDURE TO EXERCISE DISSENT RIGHT

The procedure to be followed by a shareholder who intends to dissent from the special resolution approving the continuance (the “Continuance”) described in the accompanying Proxy Circular and Statement and who wishes to require Hub International Limited (“the Corporation”) to acquire his shares and pay him the fair value thereof, determined as of the close of business on the day before the special resolution is adopted, is set out in section 185 of the Business Corporations Act (Ontario) (“OBCA”).

Section 185 provides that a shareholder may only make such a claim with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the shareholder’s name. One consequence of this provision is that a shareholder may only exercise the right to dissent under section 185 in respect of shares which are registered in that shareholder’s name. In many cases, shares beneficially owned by a person (a “Beneficial Shareholder”) are registered either: (a) in the name of an intermediary that the Beneficial Shareholder deals with in respect of the shares (such as a bank, trust company, securities dealer or broker, or a trustee or administrator of a retirement savings or similar plan); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the intermediary is a participant. Accordingly, a Beneficial Shareholder will not be entitled to exercise the right to dissent under section 185 directly (unless the shares are re-registered in the Beneficial Shareholder’s name). A Beneficial Shareholder who wishes to exercise the right to dissent should immediately contact the intermediary who the Beneficial Shareholder deals with in respect of the shares and either: (i) instruct the intermediary to exercise the right to dissent on the Beneficial Shareholder’s behalf (which, if the shares are registered in the name of CDS or other clearing agency, would require that the share first be re-registered in the name of the intermediary); or (ii) instruct the intermediary to re-register the shares in the name of the Beneficial Shareholder, in which case the Non-Registered Holder would have to exercise the right to dissent directly.

A registered shareholder who wishes to invoke the provisions of section 185 of the OBCA must send to the Corporation a written objection to the special resolution (the “Notice of Dissent”) at or before the time fixed for the shareholders meeting at which the special resolution is to be voted on. The sending of a Notice of Dissent does not deprive a registered shareholder of his right to vote on the special resolution but a vote either in person or by proxy against the special resolution does not constitute a Notice of Dissent. A vote in favour of the special resolution will deprive the registered shareholder of further rights under section 185 of the OBCA.

Within 10 days after the adoption of the special resolution by the shareholders, the Corporation is required to notify in writing each shareholder who has filed a Notice of Dissent and has not voted for the special resolution or withdrawn his objection (a “Dissenting Shareholder”) that the special resolution has been adopted. A Dissenting Shareholder shall, within 20 days after he receives notice of adoption of the special resolution or, if he does not receive such notice, within 20 days after he learns that the special resolution has been adopted, send to the Corporation a written notice (the “Demand for Payment”) containing his name and address, the number and class of shares in respect of which he dissents, and a demand for payment of the fair value of such shares. Within 30 days after sending his Demand for Payment, the Dissenting Shareholder shall send the certificates representing the shares in respect of which he dissents to the Corporation or its transfer agent. The Corporation or the transfer agent shall endorse on the share certificates notice that the holder thereof is a Dissenting Shareholder under section 185 of the OBCA and shall forthwith return the share certificates to the Dissenting Shareholder.

If a Dissenting Shareholder fails to send the Notice of Dissent, the Demand for Payment or his share certificates, he has no right to make a claim under section 185 of the OBCA.

After sending a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a holder of the shares in respect of which he has dissented other than the right to be paid the fair value of such shares as determined under section 185 of the OBCA, unless: (i) the Dissenting Shareholder withdraws his Demand for Payment before the Corporation makes a written offer to pay (the “Offer to Pay”); (ii) the Corporation fails to make a timely Offer to Pay to the Dissenting Shareholder and the Dissenting Shareholder withdraws his Demand for Payment; or (iii) the directors of the Corporation revoke the special resolution relating to the Continuance in all of which cases the Dissenting Shareholder’s rights as a shareholder are reinstated.

Not later than seven days after the later of the effective date of the Continuance and the day the Corporation receives the Demand for Payment, the Corporation shall send, to each Dissenting Shareholder who has sent a Demand for Payment, an Offer to Pay for the shares of the Dissenting Shareholder in respect of which he has dissented in an amount considered by the directors of the Corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every Offer to Pay made to Dissenting Shareholders for shares of the same class shall be on the same terms. The amount specified in an Offer to Pay which has been accepted by a Dissenting Shareholder shall be paid by the Corporation within 10 days of the acceptance, but an Offer to Pay lapses if the Corporation has not received an acceptance thereof within 30 days after the Offer to Pay has been made. If an Offer to Pay is not made by the Corporation or if a Dissenting Shareholder fails to accept an Offer to Pay, the Corporation may, within 50 days after the effective date of the Continuance or within such further period as a court may allow, apply to the court to fix a fair value for the shares of any Dissenting Shareholder. If the Corporation fails to so apply to the court, a Dissenting Shareholder may apply to the Superior Court of Justice of Ontario (the “court”) for the same purpose within a further period of 20 days or within such further period as the court may allow. A Dissenting Shareholder is not required to give security for costs in any application to the court.

Before making application to the court or not later than 7 days after receiving notice of an application to the court by a Dissenting Shareholder, the Corporation shall give to each Dissenting Shareholder who has sent to the Corporation a Demand for Payment and has not accepted an Offer to Pay, notice of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel. A similar notice shall be given to each Dissenting Shareholder who, after the date of the first mentioned notice and before termination of the proceedings commenced by the application, sends the Corporation a Demand for Payment and does not accept an Offer to Pay, such notice to be sent within 3 days thereafter. All such Dissenting Shareholders shall be joined as parties to any such application to the court to fix a fair value and shall be bound by the decision rendered by the court in the proceedings commenced by such application. The court is authorized to determine whether any other person is a Dissenting Shareholder who should be joined as a party to such application.

The court shall fix a fair value for the shares of all Dissenting Shareholders and may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the effective date of the Continuance until the date of payment of the amount ordered by the court. The final order of the court in the proceedings commenced by an application by the Corporation or a Dissenting Shareholder shall be rendered against the Corporation and in favour of each Dissenting Shareholder who, whether before or after the date of the order, sends the Corporation a Demand for Payment and does not accept an Offer to Pay. The cost of any application to a court by the Corporation or a Dissenting Shareholder will be in the discretion of the court. Where, however, the Corporation fails to make an Offer to Pay, the costs of the application by a Dissenting Shareholder are to be borne by the Corporation unless the court otherwise orders.

The above is only a summary of the dissenting shareholder provisions of the OBCA, which are technical and complex. It is suggested that a shareholder wishing to exercise a right to dissent should seek legal advice, as failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of the right to dissent.

HUB INTERNATIONAL LIMITED

PROXY

Common Shares
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS IN 2004

                          The undersigned shareholder of Hub International Limited (the “Corporation”) hereby appoints Martin P. Hughes, Chairman and Chief Executive Officer, or failing him, W. Kirk James, Vice President, Secretary and Chief Corporate Development Officer, both being directors and/or officers of the Corporation, or instead of any of the foregoing

   , as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders (the “Meeting”) of the Corporation to be held at The Harold Washington Library Center, 400 South State Street, Chicago, Illinois 60605 on May 11, 2004 at 9:30 a.m., Central time, and at all adjournments thereof, upon the matters listed below, which are detailed in the accompanying Proxy Circular and Statement, and on such other matters as may properly come before the Meeting. In lieu of sending this proxy by mail, voting instructions may also be conveyed by facsimile at 416-368-2502, toll free telephone number at 1-866-271-1207 or Internet at www.eproxyvoting.com/hub up to 24 hours (excluding Saturdays and holidays) before the date of the Meeting.

The Board of Directors recommends a vote FOR Items (1), (2), (3) and (4) below.

(1)  Continuance of the Corporation under the Canada Business Corporations Act (“CBCA”).

VOTE FOR ☐	AGAINST ☐	WITHHOLD VOTE ☐

(2)   Adoption of the Corporation’s New CBCA By-Laws, enacted only upon Continuance of the Corporation.

VOTE FOR ☐	AGAINST ☐	WITHHOLD VOTE ☐

(3)  Election of Directors for the ensuing year if the Continuance becomes effective.

If the Continuance of the Corporation becomes effective, the following nominees are proposed as directors: Martin P. Hughes, Richard A. Gulliver, Bruce D. Guthart, Anthony F. Griffiths, Paul Murray, Bradley P. Martin, Frank S. Wilkinson, Stuart Ross and Edward W. Lyman, Jr.

VOTE FOR ☐ all nominees.	WITHHOLD VOTE ☐ from all nominees.

(4)    Election of Directors if the Continuance does not become effective.

If the Continuance of the Corporation does not become effective, the following nominees are proposed as directors: Martin P. Hughes, Richard A. Gulliver, Bruce D. Guthart, Anthony F. Griffiths, Paul Murray, Bradley P. Martin, Frank S. Wilkinson, Scott Ross and Gil Broome.

VOTE FOR ☐ all nominees.	WITHHOLD VOTE ☐ from all nominees.

(5)  Appointment of PricewaterhouseCoopers LLP as auditors of the Corporation and authorization of the Audit Committee of our Board of Directors to fix the compensation to be paid to the auditors.

VOTE FOR ☐	WITHHOLD VOTE ☐

Where no choice is specified, and a shareholder has not appointed a proxyholder other than the two persons named on this form of proxy, the proxy will be voted FOR Items (1), (2), (3), (4) and (5).

------------------------------------------------------ , 2004 Date	Signature of Shareholder
Name of Shareholder (Please print clearly)

NOTES:

(1)	A shareholder has the right to appoint a person to represent him or her at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint. Such other person need not be a shareholder.

(2)	To be valid, this proxy must be signed and deposited with CIBC Mellon Trust Company at Proxy Department, 200 Queen’s Quay East, Unit 6, Toronto, Ontario, M5A 4K9, or by facsimile to 416-368-2502, toll free telephone number at 1-866-271-1207 or Internet at www.eproxyvoting.com/hub not later than 9:30 a.m., Central time, on May 10, 2004, or, if the Meeting is adjourned, 24 hours (excluding Saturdays and holidays) before any adjourned meeting. If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed.

(3)	If an individual, please sign exactly as your shares are registered. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy. In many cases, shares beneficially owned by a holder (a “non-registered holder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non- registered holders should, in particular, review the section entitled “VOTING OF PROXIES” in the accompanying Proxy Circular and Statement and carefully follow the instructions of their intermediaries. All registered holders of shares should refer to the accompanying Proxy Circular and Statement for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

(4)	Section 185 of the Business Corporations Act (Ontario) (the “OBCA”) entitles registered holders of the common shares to dissent from the special resolution approving the Continuance. A shareholder may only exercise the right to dissent under Section 185 of the OBCA in respect of shares which are registered in that shareholder’s name. Shareholders, including non- registered shareholders, who wish to dissent should carefully review the section entitled “RIGHT TO DISSENT” in, and Appendix E to, the Proxy Statement and Circular which accompanies this proxy. The failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of the right to dissent.

CONTROL NUMBER

March 30, 2004

Dear Shareholder:

     You are cordially invited to attend the Annual and Special Meeting of Shareholders of Hub International Limited to be held on Tuesday, May 11, 2004 at 9:30 a.m., Central time, at The Harold Washington Library Center, 400 South State Street, Chicago, IL 60605.

     Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual and Special Meeting and Proxy Circular and Statement dated March 30, 2004 and first being mailed to shareholders on or about April 7, 2004.

     We hope that you are planning to attend the meeting personally. Whether or not you are able to attend, it is important that your common shares are represented at the meeting. Accordingly, you may vote the common shares you own in any one of the following ways: You are invited to vote your common shares in any one of the following ways:

1. VOTE BY MAIL OR FAX:	Complete, sign and return the accompanying proxy in the enclosed postage-paid envelope or by facsimile at 1-416-368-2502;

2. VOTE BY PHONE:	1-866-271-1207. Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call; or

3. VOTE BY INTERNET:	http://www.eproxyvoting.com/hub. Use the Internet to vote your proxy. Have your proxy in hand when you access the web site.

     Your proxy must be received no later than 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 9:30 a.m. Central time on May 10, 2004) or any adjournment thereof.

You can view the Annual Report and Proxy Circular and Statement on our web site at

www.hubinternational.com

     Regardless of the number of common shares you own, your vote is important! Thank you for your continued interest in our company.

Sincerely,

Martin P. Hughes
Chairman and Chief Executive Officer